                                                                   EXHIBIT (4c)




         CREDIT AGREEMENT DATED AS OF OCTOBER 15, 1999 RELATING TO THE

                 COMPANY'S $250,000,000 REVOLVING LOAN FACILITY

                                  $250,000,000

                                CREDIT AGREEMENT

                                  DATED AS OF

                                OCTOBER 15, 1999

                                     AMONG


                              RUSSELL CORPORATION,

                            RUSSELL EUROPE LIMITED,

                            THE BANKS LISTED HEREIN


                              WACHOVIA BANK, N.A.,
                            AS ADMINISTRATIVE AGENT

                            SUNTRUST BANK, ATLANTA,
                              AS SYNDICATION AGENT

                           FIRST UNION NATIONAL BANK,
                             AS DOCUMENTATION AGENT

                                      AND

                           WACHOVIA SECURITIES, INC.,
                                AS LEAD ARRANGER

                               TABLE OF CONTENTS

                                CREDIT AGREEMENT

                                                                                                                 PAGE
                                                                                                                 ----


ARTICLE I. DEFINITIONS............................................................................................1

         SECTION 1.01.           DEFINITIONS......................................................................1

         SECTION 1.02.           ACCOUNTING TERMS AND DETERMINATIONS.............................................21

         SECTION 1.03.           REFERENCES......................................................................21

         SECTION 1.04.           USE OF DEFINED TERMS............................................................22

         SECTION 1.05.           TERMINOLOGY.....................................................................22



ARTICLE II. THE CREDITS..........................................................................................22

         SECTION 2.01.           COMMITMENTS TO LEND SYNDICATED LOANS............................................22

         SECTION 2.02.           METHOD OF BORROWING SYNDICATED LOANS AND SWING LOANS............................25

         SECTION 2.03.           MONEY MARKET LOANS..............................................................27

         SECTION 2.04.           CONTINUATION AND CONVERSION ELECTIONS...........................................31

         SECTION 2.05.           NOTES...........................................................................32

         SECTION 2.06.           MATURITY OF LOANS...............................................................32

         SECTION 2.07.           INTEREST RATES..................................................................32

         SECTION 2.08.           FEES............................................................................35

         SECTION 2.09.           OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS................................36

         SECTION 2.10.           MANDATORY REDUCTION AND TERMINATION OF COMMITMENTS..............................36

         SECTION 2.11.           OPTIONAL PREPAYMENTS............................................................36

         SECTION 2.12.           MANDATORY PREPAYMENTS...........................................................37

         SECTION 2.13.           GENERAL PROVISIONS AS TO PAYMENTS...............................................38

         SECTION 2.14.           COMPUTATION OF INTEREST AND FEES................................................39



ARTICLE III. CONDITIONS TO BORROWINGS............................................................................40

         SECTION 3.01.           CONDITIONS TO FIRST BORROWING...................................................40

         SECTION 3.02.           CONDITIONS TO ALL BORROWINGS....................................................41



ARTICLE IV. REPRESENTATIONS AND WARRANTIES.......................................................................42

         SECTION 4.01.           CORPORATE EXISTENCE AND POWER...................................................42

         SECTION 4.02.           CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION......................42

         SECTION 4.03.           BINDING EFFECT..................................................................42

         SECTION 4.04.           FINANCIAL INFORMATION...........................................................43

         SECTION 4.05.           NO LITIGATION...................................................................43

         SECTION 4.06.           COMPLIANCE WITH ERISA...........................................................43

         SECTION 4.07.           COMPLIANCE WITH LAWS; PAYMENT OF TAXES..........................................43

         SECTION 4.08.           SUBSIDIARIES....................................................................44

         SECTION 4.09.           INVESTMENT COMPANY ACT..........................................................44

         SECTION 4.10.           PUBLIC UTILITY HOLDING COMPANY ACT..............................................44

         SECTION 4.11.           OWNERSHIP OF PROPERTY; LIENS....................................................44

         SECTION 4.12.           NO DEFAULT......................................................................44

         SECTION 4.13.           FULL DISCLOSURE.................................................................45

         SECTION 4.14.           ENVIRONMENTAL MATTERS...........................................................45

         SECTION 4.15.           CAPITAL STOCK...................................................................45

         SECTION 4.16.           MARGIN STOCK....................................................................46

         SECTION 4.17.           INSOLVENCY......................................................................46

         SECTION 4.18.           INSURANCE.......................................................................46

         SECTION 4.19.           Y2K PLAN........................................................................46



ARTICLE V. COVENANTS.............................................................................................47

         SECTION 5.01.           INFORMATION.....................................................................47

         SECTION 5.02.           INSPECTION OF PROPERTY, BOOKS AND RECORDS.......................................48

         SECTION 5.03.           MAINTENANCE OF EXISTENCE........................................................49

         SECTION 5.04.           DISSOLUTION.....................................................................49

         SECTION 5.05.           CONSOLIDATIONS, MERGERS AND SALES OF ASSETS.....................................49

         SECTION 5.06.           USE OF PROCEEDS.................................................................49

         SECTION 5.07.           COMPLIANCE WITH LAWS; PAYMENT OF TAXES..........................................50

         SECTION 5.08.           INSURANCE.......................................................................50

         SECTION 5.09.           CHANGE IN FISCAL YEAR...........................................................50

         SECTION 5.10.           MAINTENANCE OF PROPERTY.........................................................50

         SECTION 5.11.           ENVIRONMENTAL NOTICES...........................................................50

         SECTION 5.12.           ENVIRONMENTAL MATTERS...........................................................51

         SECTION 5.13.           ENVIRONMENTAL RELEASE...........................................................51

         SECTION 5.14.           TRANSACTIONS WITH AFFILIATES....................................................51

         SECTION 5.15.           RESTRICTED PAYMENTS.............................................................51

         SECTION 5.16.           INVESTMENTS.....................................................................51

         SECTION 5.17.           PRIORITY DEBT...................................................................52

         SECTION 5.18.           RESTRICTIONS ON ABILITY OF SUBSIDIARIES TO PAY DIVIDENDS........................53

         SECTION 5.19.           LIMITATION ON FUNDED DEBT OF BORROWER...........................................53

         SECTION 5.20.           DEBT/EBITDA RATIO...............................................................54

         SECTION 5.21.           MINIMUM CONSOLIDATED TANGIBLE NET WORTH.........................................54

         SECTION 5.22.           RATIO OF CONSOLIDATED EBIT TO CONSOLIDATED INTEREST EXPENSE.....................54

         SECTION 5.23.           Y2K COMPLIANCE..................................................................54



ARTICLE VI. DEFAULTS.............................................................................................54

         SECTION 6.01.           EVENTS OF DEFAULT...............................................................54

         SECTION 6.02.           NOTICE OF DEFAULT...............................................................57



ARTICLE VII. THE ADMINISTRATIVE AGENT............................................................................57

         SECTION 7.01.           APPOINTMENT; POWERS AND IMMUNITIES..............................................57

         SECTION 7.02.           RELIANCE BY ADMINISTRATIVE AGENT................................................58

         SECTION 7.03.           DEFAULTS........................................................................58

         SECTION 7.04.           RIGHTS OF ADMINISTRATIVE AGENT AND ITS AFFILIATES AS A BANK.....................59

         SECTION 7.05.           INDEMNIFICATION.................................................................59

         SECTION 7.06.           CONSEQUENTIAL DAMAGES...........................................................59

         SECTION 7.07.           PAYEE OF NOTE TREATED AS OWNER..................................................60

         SECTION 7.08.           NONRELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS.............................60

         SECTION 7.09.           FAILURE TO ACT..................................................................60

         SECTION 7.10.           RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT..................................60



ARTICLE VIII. CHANGE IN CIRCUMSTANCES; COMPENSATION..............................................................61

         SECTION 8.01.           BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR........................61

         SECTION 8.02.           ILLEGALITY......................................................................62

         SECTION 8.03.           INCREASED COST AND REDUCED RETURN...............................................62

         SECTION 8.04.           BASE RATE LOANS OR OTHER FIXED RATE LOANS SUBSTITUTED FOR AFFECTED
                                 FIXED RATE LOANS................................................................63

         SECTION 8.05.           COMPENSATION....................................................................64

         SECTION 8.06.           FAILURE TO PAY IN FOREIGN CURRENCY..............................................65

         SECTION 8.07.           JUDGMENT CURRENCY...............................................................65

         SECTION 8.08.           REPLACEMENT OF BANKS............................................................65



ARTICLE IX. MISCELLANEOUS........................................................................................66

         SECTION 9.01.           NOTICES.........................................................................66

         SECTION 9.02.           NO WAIVERS......................................................................66

         SECTION 9.03.           EXPENSES; DOCUMENTARY TAXES.....................................................66

         SECTION 9.04.           INDEMNIFICATION.................................................................67

         SECTION 9.05.           SETOFF; SHARING OF SETOFFS......................................................67

         SECTION 9.06.           AMENDMENTS AND WAIVERS..........................................................68

         SECTION 9.07.           NO MARGIN STOCK COLLATERAL......................................................69

         SECTION 9.08.           SUCCESSORS AND ASSIGNS..........................................................69

         SECTION 9.09.           CONFIDENTIALITY.................................................................73

         SECTION 9.10.           REPRESENTATION BY BANKS.........................................................73

         SECTION 9.11.           OBLIGATIONS SEVERAL.............................................................73

         SECTION 9.12.           GEORGIA LAW.....................................................................74

         SECTION 9.13.           SEVERABILITY....................................................................74

         SECTION 9.14.           INTEREST........................................................................74

         SECTION 9.15.           INTERPRETATION..................................................................75

         SECTION 9.16.           WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION...................................75

         SECTION 9.17.           COUNTERPARTS....................................................................75

         SECTION 9.18.           SOURCE OF FUNDS -- ERISA........................................................75

         SECTION 9.19.           EUROPEAN ECONOMIC AND MONETARY UNION............................................75

         SECTION 9.20.           NO BANKRUPTCY PROCEEDINGS.......................................................78



EXHIBIT A-1                Form of Syndicated Dollar Loan Note

EXHIBIT A-2                Form of Swing Loan Note

EXHIBIT A-3                Form of Money Market Loan Note

EXHIBIT A-4                Form of Foreign Currency Loan Note for Russell Corporation

EXHIBIT A-5                Form of Foreign Currency Loan Note for Russell Europe Limited

EXHIBIT B                  Form of Opinion of Special Counsel for the Borrower

EXHIBIT C                  Form of Opinion of Special Counsel for the Administrative Agent

EXHIBIT D                  Form of Assignment and Acceptance

EXHIBIT E-1                Form of Notice of Borrowing

EXHIBIT E-2                Form of Notice of Continuation or Conversion

EXHIBIT F                  Form of Compliance Certificate

EXHIBIT G                  Form of Closing Certificate

EXHIBIT H                  Form of Officer's Certificate

EXHIBIT I                  Form of Money Market Quote Request

EXHIBIT J                  Form of Money Market Quote

EXHIBIT K                  Form of Designation Agreement

EXHIBIT L                  Form of Guaranty


Schedule 4.08              Subsidiaries

                                CREDIT AGREEMENT


                  CREDIT AGREEMENT dated as of October 15, 1999, among RUSSELL CORPORATION, RUSSELL EUROPE LIMITED, the BANKS listed on the signature pages hereof, WACHOVIA BANK, N.A., as Administrative Agent, SUNTRUST BANK, ATLANTA, as Syndication Agent and FIRST UNION NATIONAL BANK, as Documentation Agent.

                  The parties hereto agree as follows:


                                  ARTICLE I.

                                  DEFINITIONS

                  SECTION 1.01. DEFINITIONS.

                  The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                  "Adjusted IBOR Rate" has the meaning set forth in Section 2.07(e).

                  "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

                  "Administrative Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

                  "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Aggregate Commitments" means at any time the aggregate amount of the Commitments of all Banks at such time.

                  "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

                  "Applicable Margin" has the meaning set forth in Section 2.07(a).

                  "Arranger's Letter Agreement" means that certain letter agreement, dated as of August 27, 1999, between the Borrower and Wachovia Securities, Inc., as Lead Arranger, relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to Wachovia Securities, Inc., as arranger, and to the Administrative Agent, together with all amendments and supplements thereto.

                  "Assignee" has the meaning set forth in Section 9.08(c).

                  "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit D.

                  "Authority" has the meaning set forth in Section 8.02.

                  "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and permitted assigns and the Designated Banks, if any; provided, however, that the term "Bank" shall exclude each Designated Bank when used in reference to a Syndicated Loan, the Commitments or terms relating to the Syndicated Loans (except as noted above) and the Commitments.

                  "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or
(ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

                  "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Notice of Continuation or Conversion, Section 2.02(f), or Article VIII, as applicable.

                  "Borrower" means (i) Russell Corporation, an Alabama corporation, and its successors and its permitted assigns and, (ii) only in connection with Foreign Currency Borrowings and Foreign Currency Loans, means either or both, as the context shall require, of Russell Corporation and Russell Europe Limited (or, after the completion of the European Reorganization and the assignment by Russell Europe Limited to the New European Headquarters Subsidiary pursuant to Section 9.08(a) in connection therewith, the New European Headquarters Subsidiary), it being understood and agreed that either Russell Corporation or Russell Europe Limited (or the New European Headquarters Subsidiary, as applicable), or a both of them (as to different Foreign Currency Borrowings), may borrow Foreign Currency Loans within the limits set forth in
Section 2.01(a), but Russell Europe Limited (or the New European Headquarters Subsidiary, as applicable) shall have liability only for Foreign Currency Loans borrowed by it, and shall have no liability on any Foreign Currency Loans, Syndicated Dollar Loans or Swing Loans made to Russell Corporation.

                  "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower (i) at the same time by all of the Banks, in the case of a Syndicated Borrowing, or (ii) separately by one or more Banks, in the case of a Money Market Borrowing, in each case pursuant to Article II or (iii) by Wachovia, for Swing Loans. A Borrowing is a "Money Market Borrowing" if such Loans are made pursuant to Section 2.03, a "Syndicated Borrowing" if such Loans are made pursuant to Section 2.01(a), or a "Swing Loan Borrowing" if such Loan is made pursuant to Section 2.01(b). A Borrowing is a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans, or a "Base Rate Borrowing" if such Loans are Base Rate Loans, or a "Transaction Rate Borrowing" if such Loans are Transaction Rate Loans.. A Borrowing is a "Dollar Borrowing" if such Loans are Base Rate Loans, Euro-Dollar Loans or Money Market Loans. A Borrowing is a "Foreign Currency Borrowing" if such Loans are Foreign Currency Loans.

                  "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et. seq. and its implementing regulations and amendments.

                  "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                  "Change of Law" shall have the meaning set forth in Section 8.02.

                  "Closing Certificate" has the meaning set forth in Section 3.01(e).

                  "Closing Date" means October 15, 1999.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

                  "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, and
(ii)as to any Bank which enters into any Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.09 and 2.10.

                  "Compliance Certificate" has the meaning set forth in Section 5.01(c).

                  "Consolidated EBIT" means at any time the sum of the following, determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries, at the end of each Fiscal Quarter, for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters: (i) Consolidated Net Income; plus (ii) Consolidated Net Interest Expense; plus
(iii) taxes on income; and (iv) all Restructuring Charges.

                  "Consolidated EBITDA" means at any time the sum of the following, determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries, at the end of each Fiscal Quarter, for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters

(and with respect to any acquisition which is made during such 4 Fiscal Quarter Period, the Consolidated Subsidiary acquired in such acquisition shall be included as if it had been a Consolidated Subsidiary prior to the commencement of such 4 Fiscal Quarter Period): (i) Consolidated EBIT; plus (ii) depreciation; plus (iii) amortization; plus (iv) other non-cash charges without duplication of Restructuring Charges.

                  "Consolidated Interest Expense" for any period means (i) interest, whether expensed or capitalized (but in the case of capitalization, limited to the portion of capitalized interest allocable to such period), in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period and (ii) all program expenses payable under a Receivables Securitization Program.

                  "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Consolidated Subsidiary in the unremitted earnings or losses of any Person that is not a Consolidated Subsidiary during such period.

                  "Consolidated Operating Profits" means, for any period, the Operating Profits of the Borrower and its Consolidated Subsidiaries.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                  "Consolidated Tangible Net Worth" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

                  (a) Any surplus resulting from any write-up of assets subsequent to July 4, 1999;

                  (b) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

                  (c) To the extent not included in (b) of this definition, any amount at which shares of Capital Stock of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries; and

                  (d) Loans or advances to stockholders, directors, officers or employees, except (1) for relocation expenses in connection with the Restructuring Program and (2) for other purposes not exceeding $3,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business in accordance with historical practices existing on the Closing Date.

                  "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

                  "Consolidated Total Debt" means at any date, without duplication, the sum of the following, determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries: (i) all Debt of the types described in clauses (i), (ii), (iii), (iv), (vi) and (x) of the definition of Debt, and (ii) all Debt of the type described in clause (xi) of the definition of Debt, insofar as it relates to Debt of the types included in clause (i) of this definition.

                  "Contributed Receivables" means Receivables which are contributed to the Receivables Subsidiary as equity Investments therein pursuant to a Receivables Securitization Program.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                  "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money (including, without limitation the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all net obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any), (x) all principal amounts outstanding and owed to parties other than the Borrower or any Subsidiary under the items described in clause
(a) of the definition of Receivables Program Obligations, (xi) all Debt of others Guaranteed by such Person (including, without limitation, the Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, other than non-recourse Debt of such partnership or unincorporated joint venture).

                  "Debt/EBITDA Ratio" means at any time the ratio of (i) Consolidated Total Debt to (ii) Consolidated EBITDA.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

                  "Designated Bank" means a special purpose corporation owned and controlled by its Designating Bank that is identified as such on the signature pages hereto next to the caption "Designated Bank" as well as each special purpose corporation owned and controlled by its Designating Bank that
(i) shall have become a party to this Agreement pursuant to Section 9.08(g), and (ii) is not otherwise a Bank.

                  "Designated Bank Note" means a Money Market Loan Note, evidencing the obligation of the Borrower to repay Money Market Loans made by a Designated Bank, and "Designated Bank Notes" means any all such Money Market Loan Notes to Designated Banks issued hereunder.

                  "Designating Bank" shall mean each Bank that is identified as such on the signature pages hereto next to the caption "Designating Bank" and immediately below the signature of its Designated Bank as well as each Bank that shall designate a Designated Bank pursuant to Section 9.08(g).

                  "Designation Agreement" means a designation agreement in substantially the form of Exhibit K attached hereto, entered into by a Bank and a Designated Bank and acknowledged by the Borrower and the Administrative Agent.

                  "Dollars" or "$" means dollars in lawful currency of the United States of America.

                  "Dollar Equivalent" means the Dollar equivalent of the amount of a Foreign Currency Loan, determined by the Administrative Agent on the basis of its spot rate for the purchase of the appropriate Foreign Currency with Dollars.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

                  "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

                  "Environmental Judgments and Orders" means all judgments, decrees or orders arising from any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                  "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                  "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                  "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Euro" has the meaning set forth in Section 9.19.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing or Notice of Continuation or Conversion.

                  "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.07(c).

                  "European Reorganization" means the reorganization of European Subsidiaries of Russell Corporation, currently contemplated to be publically announced in October, 1999, which is anticipated to consist of the following: (i) the formation by Russell Corporation, for a minimal capitalization, of new European based Subsidiaries (it is currently contemplated that there may be 3 new such Subsidiaries, one to serve as the European headquarters for the European operations (the "New European Headquarters Subsidiary"), one to be the service company for the European operations and one to own the intellectual property pertaining to the European operations, but the exact number and specific locations in Europe of such Subsidiaries have not yet been determined); (ii) the transfer by Russell Corporation and certain existing European Subsidiaries of certain of their assets pertaining to the European operations to the new European Subsidiaries, as appropriate, consistent with their intended purpose and function; and (iii) the assignment by Russell Europe Limited to the New European Headquarters Subsidiary, and the assumption by the New European Headquarters Subsidiary, of all rights and obligations of Russell European Limited under this Agreement and the Notes and other Loan Documents executed by Russell Europe Limited, as more specifically authorized in Section 9.08(a).

                  "Excluded Receivables" means all Receivables other than Purchased Receivables and Contributed Receivables.

                  "Excluded Receivables Assets" means (i) all goods of the Borrower and each of the Subsidiaries held for sale or lease or to be furnished under a contract of service (including raw materials, work in process, finished goods and materials used or consumed in the manufacture or production thereof), goods that are returned to or repossessed, and all accessions thereto and products thereof and documents therefor (collectively, "Inventory"), other than returned goods, if any, relating to the sale that gave rise to any Receivables which are included in the Receivables Program Related Assets ("Related Returned Goods"); (ii) Excluded Receivables; and (iii) any Receivables or other proceeds of Inventory created or arising (x) after an Event of Default specified in (g) or (h) of Section 6.01 (other than proceeds of Related Returned Goods), or (y) after termination of purchases under the Receivables Securitization Program Agreement.

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as reasonably determined by the Administrative Agent.

                  "Fiscal Quarter" means any fiscal quarter of the Borrower.

                  "Fiscal Year" means any fiscal year of the Borrower.

                  "Fixed Rate Borrowing" means a Euro-Dollar Borrowing, a Money Market Borrowing, a Foreign Currency Borrowing or a Transaction Rate Borrowing, or any one, or more, or all of them, as the context shall require.

                  "Fixed Rate Loans" means Euro-Dollar Loans, Money Market Loans, Foreign Currency Loans or Transaction Rate Loans, or any one, or more, or all of them, as the context shall require.

                  "Foreign Currencies" means, individually and collectively, as the context shall require, each of the following, if offered and subject to availability, and subject to the provisions of Section 9.19 (i) euros (which, during the transitional period, may be in an amount determined by reference to a national currency unit of a participating member state), (ii) British pounds sterling and (iii) at the option of the Banks, any other currency which is freely transferable and convertible into Dollars; provided, however, that no such other currency under this clause (iii) shall be included as a Foreign Currency hereunder, or included in a Notice of Borrowing, unless (x) a Borrower has first submitted a request to the Administrative Agent and the Banks that it be so included, and (y) the Administrative Agent and the Banks, in their sole discretion, have agreed to such request.

                  "Foreign Currency Borrowing" has the meaning set forth in the definition of "Borrowing."

                  "Foreign Currency Business Day" shall mean any Domestic Business Day, excluding one on which trading is not carried on by and between banks in deposits of the applicable Foreign Currency in the applicable interbank market for such Foreign Currency.

                  "Foreign Currency Loan" means a Loan to be made as a Foreign Currency Loan pursuant to the applicable Notice of Borrowing, and such term shall include, individually and collectively, as the context shall require, such Loans to Russell Corporation and to Russell Europe Limited (or, after the completion of the European Reorganization and the assignment by Russell Europe Limited to the New European Headquarters Subsidiary pursuant to Section 9.08(a) in connection therewith, the New European Headquarters Subsidiary).

                  "Foreign Currency Loan Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A-4, as to Russell Corporation, and Exhibit A-5, as to Russell Europe Limited (or, after the completion of the European Reorganization and the assignment by Russell Europe Limited to the New European Headquarters Subsidiary pursuant to Section 9.08(a) in connection therewith, the New European Headquarters Subsidiary), evidencing the obligation of the Borrower to repay the Foreign Currency Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Funded Debt" has the meaning set forth in Section 5.19.

                  "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay, or advance or supply funds for the purchase or payment of, such Debt or other obligation, whether arising by virtue of partnership arrangements (including, without limitation, arising solely by virtue of the status of being a general partner in a partnership or participating as a joint venturer in a joint venture), by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise, or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guaranty" means the Guaranty Agreement in substantially the form of Exhibit L to be executed by Russell Corporation pursuant to Section 3.01, unconditionally Guaranteeing payment of the Foreign Currency Loans made to and the Foreign Currency Loan Note made by Russell Europe Limited (or, after the completion of the European Reorganization and the assignment by Russell Europe Limited to the New European Headquarters Subsidiary pursuant to Section 9.08(a) in connection therewith, the New European Headquarters Subsidiary).

                  "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "IBOR" has the meaning set forth in Section 2.05(e).

                  "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing and Foreign Currency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day or Foreign Currency

         Business Day shall be extended to the next succeeding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, unless such Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                  (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date;

         (2) with respect to each Money Market Borrowing, the period commencing on the date of such Borrowing and ending on the Stated Maturity Date or such other date or dates as may be specified in the applicable Money Market Quote; provided that:

                  (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date; and

         (3) with respect to each Transaction Rate Borrowing, any period up to 14 days mutually agreeable to the Borrower and Wachovia which ends on or prior to the Termination Date.

                  "Investment" means any investment in any Person, whether by means of (i) purchase or acquisition of all or substantially all of the assets of such Person (or of a division or line of business of such Person), including, without limitation, any Permitted Acquisition, (ii) purchase or acquisition of obligations or securities of such Person, including, without limitation, any Permitted Acquisition, (iii) capital contribution to such Person, (iv) loan or advance to such Person, (v) making of a time deposit with such Person, (vi) Guarantee or assumption of any obligation of such Person or
(vii) by any other means, but excluding (x) trade advances in the ordinary course of the Borrower's business in accordance with historical practices existing on the Closing Date and (y) special extensions or renewals of credit made in accordance with the Borrower's credit policies to customers in troubled financial condition in order to maximize the Borrower's anticipated recovery or to protect a strategic source of supply or market.

                  "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent. Each Bank may designate a Lending Office for Syndicated Dollar Loans and a different Lending Office for Foreign Currency Loans, and the term "Lending Office" shall in such case mean either such Lending Office, as the context shall require.

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Liquidity Bank" means for any Designated Bank, at any date of determination, the collective reference to the financial institutions which at such date are providing liquidity or credit support facilities to or for the account of such Designated Bank to fund such Designated Bank's obligations hereunder or to support the securities, if any, issued by such Designated Bank to fund such obligations.

                  "Loan" means a Base Rate Loan, Euro-Dollar Loan, Syndicated Dollar Loan, Foreign Currency Loan, Swing Loan, Transaction Rate Loan or Money Market Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans, Syndicated Dollar Loans, Foreign Currency Loans, Swing Loans, Transaction Rate Loans, Money Market Loans, or any or all of them, as the context shall require.

                  "Loan Documents" means this Agreement, the Notes, the Guaranty, any other document evidencing, relating to or securing the Loans delivered by or on behalf of the Borrower, and any other document or instrument delivered by or on behalf of the Borrower from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

                  "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

                  "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

                  "Material Adverse Effect" means, with respect to any event, act, condition, occurrence, cost or expenses of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding, but not including any event, act, condition, occurrence, cost or expense arising out of or relating to (i) the case styled Sullivan, et al. v. Russell Corporation, et al., including, without limitation, the jury verdict rendered against the Borrower and other defendants and related awards to the plaintiffs for compensatory and punitive damages in such case on November 17, 1998 or (ii) the Restructuring Program or the Restructuring Charges), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence, occurrences, costs or expenses, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its

Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or the Banks against the Borrower under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document against the Borrower.

                  "Mission Critical Systems and Equipment" means the Borrower's and its Subsidiaries' hardware and software systems, and equipment relating to the operation of its business and its general business plan, including, without limitation, equipment in addition to computers, and with respect to which, the failure to properly function would have a Material Adverse Effect.

                  "Money Market Borrowing Date" has the meaning specified in
Section 2.03(c)(i).

                  "Money Market Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-3, evidencing the obligation of the Borrower to repay the Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Money Market Quote" has the meaning specified in Section
2.03.

                  "Money Market Quote Request" has the meaning specified in
Section 2.03(b).

                  "Money Market Rate" has the meaning specified in Section 2.03(c)(ii)(C).

                  "Moody's" means Moody's Investor Service, Inc.

                  "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                  "National Currency Unit" has the meaning set forth in Section 9.19.

                  "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                  "New European Headquarters Subsidiary" has the meaning specified in the definition of "European Reorganization".

                  "Notes" means each of the Syndicated Dollar Loan Notes , Swing Loan Note or Money Market Loan Notes, or any or all of them, as the context shall require.

                  "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

                  "Notice of Continuation or Conversion" has the meaning set forth in Section 2.04.

                  "Officer's Certificate" has the meaning set forth in Section 3.01(f).

                  "Operating Profits" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

                  "Participant" has the meaning set forth in Section 9.08(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Performance Pricing Determination Date" has the meaning set forth in Section 2.07(a).

                  "Permitted Acquisition" means the purchase or acquisition of all or substantially all of the assets of such Person (or of a division or line of business of such Person), or purchase or acquisition of all or substantially all of the obligations or securities of such Person, if such acquisition is (i) non-hostile; (ii) of a Person engaged in, or assets used in, the design, manufacture, distribution or marketing of textiles or apparel; (iii) in pro-forma compliance with all terms of this Agreement, after giving effect to such acquisition; and (iv) limited in any Fiscal Year as to consideration payable in cash and/or debt (but with no limit as to Capital Stock issued as consideration) to 10% of Consolidated Tangible Net Worth as of the end of the most recently completed Fiscal Year as of the time of the acquisition.

                  "Person" means an individual, a corporation, a partnership, a limited liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                  "Prime Rate" refers to that interest rate so denominated, set and published by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                  "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

                  "Purchase Money Note" means a promissory note evidencing the obligation of the Receivables Subsidiary to pay to the Borrower or any of its Subsidiaries the purchase price for Purchased Receivables in connection with the Receivables Securitization Program, which note shall be repaid from cash available to the Receivables Subsidiary, other than cash required to be held as reserves pursuant to Receivables Program Documents, amounts paid in respect of interest, principal and other amounts owing under Receivables Program Documents and amounts paid in connection with the purchase of additional Receivables.

                  "Purchased Receivables" means Receivables which are actually purchased pursuant to the Receivables Program Documents, for a purchase price determined pursuant thereto.

                  "Quarterly Payment Date" means each March 31, June 30, September 30 and December 31, or, if any such day is not a Domestic Business Day, the next succeeding Domestic Business Day.

                  "Receivables" means all rights of the Borrower or its Subsidiaries to payment, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the sale of goods or services (including rights under bill and hold arrangements) by the Borrower or its Subsidiary (and including the right to payment of any interest or finance charges and other obligations with respect thereto).

                  "Receivables Program Assets" means (a) all Purchased Receivables and Contributed Receivables transferred by the Borrower or its Subsidiaries (including the Receivables Subsidiary) pursuant to the Receivables Program Documents; provided, however, that the term "Receivables Program Assets" shall not include any Excluded Receivables Assets, (b) all Receivables Program Related Assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses (a) and (b).

                  "Receivables Program Documents" means (a) a receivables purchase agreement, pooling and servicing agreement, credit agreement, agreements to acquire undivided interests or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time entered into by the Borrower and/or its Subsidiaries (including the Receivables Subsidiary), and (b) each other instrument, agreement and other document entered into by the Borrower or its Subsidiaries (including the Receivables Subsidiary) relating to the transactions contemplated by the items referred to in clause (a) above, in each case as amended, modified, supplemented or restated and in effect from time to time.

                  "Receivables Program Obligations" means (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount from the Receivables Program Assets, and (b) related obligations of the Borrower and/or its Subsidiaries (including, without limitation, rights in respect of interest or yield, breach of warranty claims and expense reimbursement and indemnity provisions) and other Standard Securitization Undertakings.

                  "Receivables Program Related Assets" means, with respect to Purchased Receivables and Contributed Receivables (but not Excluded Receivables), (i) rights of the seller or contributor thereof under the documentation governing or relating to such Receivables, including all contracts pursuant to which any account party or other party is obligated to make payment on any such Receivable, and all related purchase orders, invoices and other agreements, documents, books, records and other media for the storage of information (including tapes, disks, punch cards, computer programs and databases and related property), (ii) all of the right, title and interest of the seller or contributor thereof in the goods, if any, relating to the sale that gave rise to such Receivable, all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract described in clause (i) or otherwise, and all letters of credit, guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the contract described in clause (i) or otherwise and (iii) all proceeds of all of the foregoing, including all funds received by any Person in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect thereof or otherwise applied to repay or discharge any such Receivable (including insurance payments applied in the ordinary course of business to amounts owed in respect of such Receivable and net proceeds of any sale or other disposition of repossessed goods that were the subject of any such Receivable) or other collateral or property of the account party or other party directly or indirectly liable for payment of such Receivables, and any lockboxes or accounts in which such proceeds are deposited, (iv) all spread accounts and other similar accounts (and any amount on deposit therein) established in connection with the Receivables Securitization Program and (v) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Program Documents.

                  "Receivables Securitization Program" means any transaction or series of transactions that may be entered into by the Borrower and its Subsidiaries pursuant to which the Borrower and/or its Subsidiaries may sell, convey or otherwise transfer to the Receivables Subsidiary and (in the case of a transfer by the Receivables Subsidiary) any other Person, or may grant a security interest in, any Receivables Program Assets (whether now existing or arising in the future); provided that:

                  (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle (i) is guaranteed by the Borrower or its Subsidiaries (other than the Receivables Subsidiary and excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or its Subsidiaries (other than the Receivables Subsidiary) for payment other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or its Subsidiaries (other than the Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings;

                  (b) the Borrower and its Subsidiaries (other than the Receivables Subsidiary) do not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results;

                  (c) the net purchase price payable to the Borrower or Subsidiary with respect to Purchased Receivables thereunder (net of all reserves, discounts, fees and charges) is not less than 75% of the face amount of the Purchased Receivables; and

                  (d) the scheduled maturity of any Receivables Program Obligations of the type described in clause (a) of the definition of "Receivables Program Obligations" is no earlier than the scheduled Termination Date.

                  "Receivables Subsidiary" means a special purpose corporation that is a direct or indirect wholly owned subsidiary of the Borrower, created for the sole purpose of, and whose only business shall be, acquisition of the Receivables Program Assets pursuant to the Receivables Securitization Program and those activities incidental to the Receivables Securitization Program.

                  "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                  "Refunding Loan" means a new Syndicated Loan made on the day on which an outstanding Syndicated Loan is maturing or a Base Rate Borrowing is being converted to a Fixed Rate Borrowing, if and to the extent that the proceeds thereof are used for the purpose of paying such maturing Loan or Loan being converted, excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to Section 2.02(c) or remitted to the Administrative Agent as provided in Section 2.13, in each case as contemplated in Section 2.02(d).

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Related Fund" means, with respect to any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Bank.

                  "Reported Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis.

                  "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 51% of the aggregate outstanding principal amount of the sum of the (i) Syndicated Loans and (ii) Money Market Loans.

                  "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's Capital Stock (except dividends payable in shares of its Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition by the Borrower of (a) any shares of the Borrower's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Borrower's Capital Stock.

                  "Restructuring Charges" means any and all restructuring, relocation and other unusual charges incurred in connection with the Restructuring Program in Fiscal Years 1998 through 2001, not exceeding, on a pre-tax basis, (i) $61,078,000 in the third Fiscal Quarter of Fiscal Year 1998,
(ii) $13,929,000 in the fourth Fiscal Quarter of Fiscal Year 1998, (iii) $26,900,800 in the first Fiscal Quarter of Fiscal Year 1999, (iv) $4,374,500 in the second Fiscal Quarter of Fiscal Year 1999 and (v) an aggregate of $102,026,000 in the period from and including the third Fiscal Quarter of Fiscal Year 1999 through the end of Fiscal Year 2001; and in any event the aggregate of all such charges on an after-tax basis shall not exceed $125,000,000.

                  "Restructuring Program" means the restructuring program and related plans, including the establishment of a dual corporate headquarters, publicly announced by the Borrower on July 22, 1998.

                  "Reuters Screen" shall mean, when used in connection with any designated page and the London Interbank Offered Rate or IBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the London Interbank Offered Rate or IBOR).

                  "Russell Family" means, collectively,

                  (a) the lineal descendants (including Persons who have been legally adopted by a lineal descendant) and the spouses of lineal descendants of Benjamin Russell (founder of the Borrower); and

                  (b) the Benjamin and Roberta Russell Foundation, Incorporated; and

                  (c) any trust directly or indirectly controlled by, or for the benefit of, one or more of such Persons described in clause (a) above or directly or indirectly controlled by any corporation or partnership described in clause (d) below; and

                  (d) any corporation or partnership in which voting control as to such entity is held, directly or indirectly, by any one or more of the Persons described in clause (a) above or by such trusts described in clause (c) above; and

                  (e) any Person acting as the executor or administrator of the estate or other legal representative of any Person described in clause
(a) above.

                  "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill, Inc.

                  "Special Purpose Vehicle" means a trust, partnership or other special purpose Person established by the Borrower to implement the Receivables Securitization Program.

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Borrower or its Subsidiaries (other than the Receivables Subsidiary) that are reasonably customary in accounts receivable securitization transactions, as reasonably determined in good faith by the Administrative Agent.

                  "Stated Maturity Date" means, with respect to any Money Market Loan, the Stated Maturity Date therefor specified by the Bank in the applicable Money Market Quote.

                  "Stockholders' Equity" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                  "Swing Loan" means a Loan made by Wachovia pursuant to
Section 2.01(b), which must be a Base Rate Loan or a Transaction Rate Loan.

                  "Swing Loan Note" means the promissory note of the Borrower, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrower to repay the Swing Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

                  "Syndicated Dollar Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-1, evidencing the obligation of the Borrower to repay the Syndicated Dollar Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Syndicated Dollar Loans" means Base Rate Loans or Euro-Dollar Loans made pursuant to the terms and conditions set forth in
Section 2.01.

                  "Syndicated Loans" means Syndicated Dollar Loans and Foreign Currency Loans.

                  "Taxes" has the meaning set forth in Section 2.13(d).

                  "Termination Date" means whichever is applicable of (i) October 15, 2004 (ii) the date the Commitments are terminated pursuant to
Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Commitments entirely pursuant to Section 2.09.

                  "Telerate" means, when used in connection with any designated page and IBOR, the display page so designated on the Telerate service screen (or such other page as may replace that page on that service for the purpose of displaying rates comparable to IBOR).

                  "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

                  "Transferee" has the meaning set forth in Section 9.08(d).

                  "Transaction Rate" has the meaning set forth in Section 2.01(b)(ii).

                  "Transaction Rate Loan" means a Swing Loan to be made as a Transaction Rate Loan pursuant to Section 2.01(b).

                  "Transaction Rate Request" has the meaning set forth in
Section 2.01(b)(ii).

                  "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                  "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Syndicated Dollar Loans and Foreign Currency Loans (but not its Money Market Loans, and not the Swing Loans).

                  "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

                  "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

                  "Y2K Plan" has the meaning set forth in Section 4.19.

                  "Year 2000 Compliant and Ready" means that (a) the Borrower's and its Subsidiaries hardware and software systems with respect to the operation of its business will, in all material respects: (i) handle date information involving any and all dates before, during and after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate, accurately without interruption on and in respect of any and all dates before, during and after January 1, 2000 and without any change in performance; and (iii) store and provide date input information without creating any ambiguity as to the century; and (b) the Borrower has developed alternative plans to ensure business continuity in the event of the failure of any or all of items (i) through (iii) in clause (a) above in this definition.

                  SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS.

                  Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

                  SECTION 1.03. REFERENCES

                  Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

                  SECTION 1.04. USE OF DEFINED TERMS.

                  All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

                  SECTION 1.05. TERMINOLOGY.

                  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                                  ARTICLE II.

                                  THE CREDITS

                  SECTION 2.01. COMMITMENTS TO LEND SYNDICATED LOANS.

                  (a) Each Bank (except as to Aliant Bank, with respect to Foreign Currency Loans, as set forth in the last two sentences of this paragraph (a)) severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans (which may be, at the option of the Borrower and subject to the terms and conditions hereof, Foreign Currency Loans or Syndicated Dollar Loans, and Syndicated Dollar Loans may be Base Rate Loans or Euro-Dollar Loans) to the Borrower (and with respect to Foreign Currency Loans, such Borrower may be either Russell Corporation or Russell Europe Limited) from time to time before the Termination Date; provided that,

                           (i) immediately after each such Syndicated Loan is made, the sum of the aggregate outstanding principal amount of the Syndicated Dollar Loans and the Dollar Equivalent of the Foreign Currency Loans by such Bank shall not exceed the amount of its Commitment, and

                           (ii) (x) the aggregate outstanding principal amount of all Syndicated Dollar Loans, Swing Loans and Money Market Loans of all Banks and the Dollar Equivalent of the Foreign Currency Loans of all Banks shall not exceed the lesser of (1) the aggregate amount of the Commitments and (2) the limitations, if any, on borrowings contained in any agreement or other instrument binding upon the Borrower or any of its Subsidiaries; and (y) the Dollar Equivalent of the aggregate outstanding principal amount of all Foreign Currency Loans shall not exceed $25,000,000.

The Dollar Equivalent of each Foreign Currency Loan on the date each Foreign Currency Loan is disbursed pursuant hereto shall be deemed to be the amount of such Foreign Currency Loan outstanding for the purpose of calculating the aggregate outstanding principal amount of the Foreign Currency Loans for purposes of clause (ii) of Section 2.01(a) and clause (ii) of Section 2.03(a); provided, however, that if at the time of receipt of any Notice of Borrowing or Money Market Quote Request, the aggregate outstanding principal amount of all Syndicated Dollar Loans and Money Market Loans of all Banks and the Dollar Equivalent of the aggregate principal amount of the Foreign Currency Loans of all Banks is equal to or greater than 75% of the aggregate amount of all of the Commitments, then the Dollar Equivalent of each Foreign Currency Loan shall be calculated as of such date, rather than as of the date such Foreign Currency Loans were disbursed, and in the event that, as a result of such calculation, the aggregate outstanding principal amount of all Syndicated Dollar Loans and Money Market Loans of all Banks and the Dollar Equivalent of the aggregate principal amount of the Foreign Currency Loans of all Banks exceeds the aggregate amount of all of the Commitments, then (1) no additional Borrowings shall be permitted until the payment required by clause (2) below has been made and (2) the Foreign Currency Loans shall be subject to mandatory repayment pursuant to the provisions of
Section 2.12(b). Each Syndicated Borrowing under this Section shall be in an aggregate principal amount of (x) $1,000,000 or any larger integral multiple of $500,000, in the case of Base Rate Loans, and (y) $5,000,000 (or the Dollar Equivalent thereof in any Foreign Currency) or any larger integral multiple of $1,000,000 (or the Dollar Equivalent thereof in any Foreign Currency) in the case of Fixed Rate Loans (except in any case that any such Syndicated Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.11, prepay Syndicated Loans and reborrow under this Section at any time before the Termination Date. Notwithstanding the foregoing, if there shall occur on or prior to the date of any Foreign Currency Loan any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of the Administrative Agent make it impracticable to make such Foreign Currency Loan, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, and such Foreign Currency Loan shall be made on such date as Base Rate Loans, unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before such date that it elects not to borrow on such date. Aliant Bank has indicated that it is unable to fund Foreign Currency Loans, and Wachovia and Aliant Bank have agreed that: (i) Wachovia will fund Aliant Bank's ratable share of any Foreign Currency Loan (such share of any Foreign Currency Loan made by Wachovia being the "Aliant Foreign Currency Share"), and Wachovia's Foreign Currency Loan Note shall also evidence such Foreign Currency Loans made on behalf of Aliant Bank; (ii) immediately upon the making of any Foreign Currency Loan by Wachovia, Aliant Bank shall be deemed to have irrevocably and unconditionally purchased and received from Wachovia, without recourse or warranty, a 100% undivided risk participation in such Foreign Currency Loan in the amount of the Aliant Foreign Currency Share; (iii) in the event that the applicable Borrower shall not have repaid any Foreign Currency Loan made by Wachovia as and when it becomes due pursuant hereto, Wachovia shall promptly notify Aliant Bank of such failure, and Aliant Bank shall promptly and unconditionally pay to Wachovia, in Dollars and in same day funds, the Dollar Equivalent of the Aliant Foreign Currency Share of such Foreign Currency Loan, and (iv) if such payment is not promptly made, hold Wachovia harmless and indemnify it as to any loss incurred by Wachovia arising from any change in the value of Dollars in relation to such Foreign Currency between the date such payment became due and the date of payment thereof, and pay to Wachovia interest for such period on the amount of such payment at the Base Rate for the first 3 days and thereafter at the Default Rate.

                  (b)      Swing Loans.

                  (i) In addition to the foregoing, Wachovia shall from time to time, upon the request of the Borrower, if the applicable conditions precedent in Article III have been satisfied, make Swing Loans to the Borrower in an aggregate principal amount at any time outstanding not exceeding $15,000,000; provided that, immediately after such Swing Loan is made, the conditions set forth in clause (ii) of Section 2.01(a) shall have been satisfied. Each Swing Loan Borrowing under this Section 2.01(b) shall be in an aggregate principal amount of $100,000 or any larger multiple of $25,000. Within the foregoing limits, the Borrower may borrow under this Section 2.01(b), prepay and reborrow under this Section 2.01(b) at any time before the Termination Date. Swing Loans shall not be considered a utilization of the Commitment of Wachovia or any other Bank hereunder. All Swing Loans shall be made as Base Rate Loans or, subject to the provisions of clause (ii) below, Transaction Rate Loans.

                  (ii) Swing Loans may be Transaction Rate Loans, if the Administrative Agent shall have determined that such Transaction Rate Loan, including the principal amount thereof, the Interest Period and the Transaction Rate applicable thereto, has been expressly agreed to by the Borrower and Wachovia (such agreement may be obtained by telephone, confirmed promptly to the Administrative Agent in writing) pursuant to the following procedures. If the Borrower desires a Transaction Rate Loan, (a) the Borrower shall provide Wachovia, with a copy to the Administrative Agent, with notice of a request (a "Transaction Rate Request") for a quote for a Transaction Rate Borrowing prior to 1:00 p.m. (Atlanta, Georgia time) on the date (which shall be a Domestic Business Day) of the proposed Transaction Rate Borrowing, which Transaction Rate Request shall include the principal amount and proposed Interest Period of the relevant Transaction Rate Borrowing, (b) prior to 1:30 p.m. (Atlanta, Georgia time) on such date, Wachovia shall furnish the Borrower, with a copy to the Administrative Agent, with its rate quote (a "Transaction Rate Quote") via facsimile transmission, (c) the Borrower shall immediately inform Wachovia and the Administrative Agent of its decision as to whether to request a Transaction Rate Borrowing at the Transaction Rate specified in such Transaction Rate Quote (a "Transaction Rate") (which may be done by telephone and promptly confirmed in writing, and which decision shall be irrevocable), and (d) if the Borrower has so informed Wachovia and the Administrative Agent that it does desire a Transaction Rate Borrowing at the Transaction Rate specified in such Transaction Rate Quote, then by 2:00 p.m. (Atlanta, Georgia time) on the date of such decision, Wachovia shall make such Transaction Rate Borrowing, with interest accruing thereon at such Transaction Rate, available to the Administrative Agent in accordance with the procedures set forth herein. The Administrative Agent shall notify the Banks of any Transaction Rate Borrowing pursuant hereto.

                  (iii) At any time, upon the request of Wachovia, each Bank other than Wachovia shall, on the third Domestic Business Day after such request is made, purchase a participating interest in Swing Loans in an amount equal to its ratable share (based upon its respective Commitment) of such Swing Loans. On such third Domestic Business Day, each Bank will immediately transfer to Wachovia, in immediately available funds, the amount of its participation. Whenever, at any time after Wachovia has received from any such Bank its participating interest in a Swing Loan, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Administrative Agent is required to be returned, such Bank will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it. Each Bank's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against Wachovia requesting such purchase or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments;
         (iii) any adverse change in the condition (financial or otherwise) of the Borrower, the Parent or any other Person; (iv) any breach of this Agreement by the Borrower or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  SECTION 2.02. METHOD OF BORROWING SYNDICATED LOANS AND SWING LOANS.

                  (a) For all Loans other than Transaction Rate Loans and Money Market Loans, the Borrower shall give the Administrative Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E-1 (and for Foreign Currency Borrowings, Russell Europe Limited hereby authorizes Russell Corporation to execute and deliver a Notice of Borrowing and a Notice of Continuation or Conversion, as the case may be, in its name, as its agent), prior to (i) 9:30 A.M. (Atlanta, Georgia time) for Base Rate Borrowings which are Syndicated Borrowings, and 1:00 P.M. (Atlanta, Georgia time) for Base Rate Borrowings which are Swing Loan Borrowings, in each case on the same Domestic Business Day of each Base Rate Borrowing, and (ii) 11:00 A.M. (Atlanta, Georgia time) for all Syndicated Borrowings at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing and at least 3 Foreign Currency Business Days before each Foreign Currency Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Borrowing, a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing and a Foreign Currency Business Day in the case of a Foreign Currency Borrowing

                  (ii)     the aggregate amount of such Borrowing,

                  (iii) whether the Syndicated Loans comprising such Borrowing are to be Base Rate Loans, Euro-Dollar Loans or Foreign Currency Loans, or stating that such

         Borrowing is to be a Swing Loan Borrowing, and if such Loans are to be Foreign Currency Loans, specifying the Foreign Currency, and

                  (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and (unless such Borrowing is a Swing Loan Borrowing) of such Bank's ratable share of such Syndicated Borrowing and such Notice of Borrowing, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.

                  (c) Not later than 11:00 A.M. (Atlanta, Georgia time) on the date of each Syndicated Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address determined pursuant to Section 9.01 (or, with respect to Foreign Currency Borrowings, to the Administrative Agent's designated foreign correspondent bank at the address specified by the Administrative Agent), which funds shall be in Dollars, if such Borrowing is a Dollar Borrowing, and in the applicable Foreign Currency, if such Borrowing is a Foreign Currency Borrowing. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address. Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent's address referred to in or specified pursuant to Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Syndicated Borrowing stating that such Bank will not make a Syndicated Loan in connection with such Syndicated Borrowing, the Administrative Agent shall be entitled to assume that such Bank will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Bank's ratable share of such Syndicated Borrowing to the Borrower for the account of such Bank. If the Administrative Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Administrative Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Administrative Agent after giving the Borrower 2 Domestic Business Days' prior notice thereof), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Administrative Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that (i) any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank and (ii) until such Bank has paid its ratable share of such Syndicated Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Syndicated Borrowing for any purpose hereunder. If the Administrative Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the

Borrower of such decision. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, Wachovia will make available to the Borrower at Wachovia's Lending Office the amount of any such Borrowing which is a Swing Loan Borrowing.

                  (d) If any Bank makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Bank to the Administrative Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Administrative Agent as provided in Section 2.13, as the case may be; provided, however, that if the Syndicated Loan which is to be repaid is a Foreign Currency Loan, the foregoing provisions shall apply only if the new Syndicated Loan is to be made in the same Foreign Currency.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, no Fixed Rate Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and in such event, all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable).

                  (f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans, Euro-Dollar Loans or Foreign Currency Loans, such Syndicated Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Syndicated Borrowing, and the Borrower fails to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the principal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans, which shall be in the Dollar Equivalent of such maturing Loans, if such maturing Loans were Foreign Currency Loans.

                  (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 8 Interest Periods (other than for Transaction Rate Loans, which shall not be limited in number) outstanding at any given time.

                  SECTION 2.03. MONEY MARKET LOANS

                  (a) In addition to making Syndicated Borrowings, the Borrower may, as set forth in this Section 2.03, at any time that its Debt/EBITDA Ratio is less than 3.0 to 1.0, request the Banks to make offers to make Money Market Borrowings available to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this
Section 2.03, provided that:

                  (i) the number of interest rates applicable to Money Market Loans which may be outstanding at any given time is subject to the provisions of Section 2.02(g);

                  (ii) the conditions set forth in clause (ii) of Section 2.01(a) shall be satisfied;

                  (iii) the aggregate principal amount of all Money Market Loans outstanding at any one time shall not exceed 50% of the amount of the Aggregate Commitments as of such time; and

                  (iv) the Money Market Loans of any Bank will be deemed to be usage of the Commitments for the purpose of calculating availability pursuant to Section 2.01(a)(ii), 2.01(b)(i) and 2.03(a)(ii), but will not reduce such Bank's obligation to lend its pro rata share of the remaining Unused Commitment.

                  (b) When the Borrower wishes to request offers to make Money Market Loans, it shall give the Administrative Agent (which shall promptly notify the Banks) notice substantially in the form of Exhibit I hereto (a "Money Market Quote Request") so as to be received no later than 10:00 A.M. (Atlanta, Georgia time) at least 2 Domestic Business Days prior to the date of the Money Market Borrowing proposed therein (or such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Banks, may agree), specifying:

                  (i) the proposed date of such Money Market Borrowing, which shall be a Euro-Dollar Business Day (the "Money Market Borrowing Date");

                  (ii) the maturity date (or dates) (each a "Stated Maturity Date") for repayment of each Money Market Loan to be made as part of such Money Market Borrowing (which Stated Maturity Date shall be that date occurring not less than 7 days but not more than 180 days from the date of such Money Market Borrowing); provided that the Stated Maturity Date for any Money Market Loan may not extend beyond the Termination Date (as in effect on the date of such Money Market Quote Request); and

                  (iii) the aggregate amount of principal to be requested by the Borrower as a result of such Money Market Borrowing, which shall be at least $5,000,000 (and in larger integral multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated.

The Borrower may request offers to make Money Market Loans having up to 2 different Stated Maturity Dates in a single Money Market Quote Request; provided that the request for each separate Stated Maturity Date shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing. Except as otherwise provided in the immediately preceding sentence, after the first Money Market Quote Request has been given hereunder, no Money Market Quote Request shall be given until at least 5 Domestic Business Days after all prior Money Market Quote Requests have been fully processed by the Administrative Agent, the Banks and the Borrower pursuant to this Section 2.03.

                  (c)      (i)      Each Bank may, but shall have no obligation
to, submit a response containing an offer to make a Money Market Loan substantially in the form of Exhibit J hereto (a "Money Market Quote") in response to any Money Market Quote Request; provided that, if the Borrower's request under Section 2.03(b) specified more than 1 Stated Maturity Date, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Stated Maturity Date and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Administrative Agent not later than 10:00 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date; provided that any Money Market Quote submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein not later than 9:45 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date (or 15 minutes prior to the time that the other Banks are required to have submitted their respective Money Market Quotes). Subject to
Section 6.01, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                  (ii)     Each Money Market Quote shall specify:

                           (A) the proposed Money Market Borrowing Date and the Stated Maturity Date therefor;

                           (B) the principal amounts of the Money Market Loan which the quoting Bank is willing to make for the applicable Money Market Quote, which principal amounts (x) may be greater than or less than the Commitment of the quoting Bank, (y) shall be at least $5,000,000 or a larger integral multiple of $500,000, and (z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

                           (C) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) offered for each such Money Market Loan (such amounts being hereinafter referred to as the "Money Market Rate"); and

                           (D)      the identity of the quoting Bank.

Unless otherwise agreed by the Administrative Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the principal amounts of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period) and, in particular, no Money Market Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made.

                  (d) The Administrative Agent shall as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:30 A.M. (Atlanta, Georgia time)) on the Money Market Borrowing Date, notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the principal amounts of the Money Market Borrowing for which offers have been received and
(B) the respective principal amounts and Money Market Rates so offered by each Bank (identifying the Bank that made each Money Market Quote).

                  (e) Not later than 11:00 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date, the Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) and the Administrative Agent shall promptly notify each Bank which submitted an offer. In the case of acceptance, such notice shall specify the aggregate principal amount of offers (for each Stated Maturity Date) that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

                  (ii) the aggregate principal amount of each Money Market Loan comprising a Money Market Borrowing shall be at least $5,000,000 (and in larger integral multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated;

                  (iii) acceptance of offers may only be made in ascending order of Money Market Rates; and

                  (iv) the Borrower may not accept any offer where the Administrative Agent has advised the Borrower that such offer fails to comply with Section 2.03(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including without limitation, Section 2.03(a)).

If offers are made by 2 or more Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Stated Maturity Date, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                  (f) Any Bank whose offer to make any Money Market Loan has been accepted shall, not later than 12:00 P.M. (Atlanta, Georgia time) on the Money Market

Borrowing Date, make the amount of such Money Market Loan allocated to it available to the Administrative Agent at its address referred to in Section
9.01 in immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, not later than 4:00 P.M. (Atlanta, Georgia time), in an account of such Borrower maintained with Wachovia.

                  (g) After any Money Market Loan has been funded, the Administrative Agent shall notify the Banks of the aggregate principal amount of the Money Market Quotes received and the highest and lowest rates included in such Money Market Quotes.

                  (h) Money Market Loans by Designated Banks. For any Bank which is a Designating Bank, any Money Market Loan to be made by such Bank may from time to time be made by its Designated Bank in such Designated Bank's sole discretion, and nothing herein shall constitute a commitment to make Money Market Loans by such Designated Bank; provided, that if any Designated Bank elects not to, or fails to, make any such Money Market Loan that has been accepted by the Borrower in accordance with the foregoing, its Designating Bank hereby agrees that it shall make such Money Market Loan pursuant to the terms hereof.

                  SECTION 2.04. CONTINUATION AND CONVERSION ELECTIONS.

                  By delivering a notice (a "Notice of Continuation or Conversion"), which shall be substantially in the form of Exhibit E-2, to the Administrative Agent on or before 12:00 P.M., Atlanta, Georgia time, on a Domestic Business Day (or Euro-Dollar Business Day, in the case of Euro-Dollar Loans outstanding, or Foreign Currency Business Day, in the case of Foreign Currency Loans outstanding), the Borrower may from time to time irrevocably elect, by notice on the same Domestic Business Day, in the case of Base Rate Loans, or 3 Euro-Dollar Business Days, in the case of Euro-Dollar Loans, or 3 Foreign Currency Business Days, in the case of Foreign Currency Loans, that all, or any portion be, (i) in the case of Base Rate Loans, converted into Euro-Dollar Loans or Foreign Currency Loans in an aggregate principal amount of $5,000,000 or any larger integral multiple of $1,000,000 or, (ii) in the case of Euro-Dollar Loans, converted into Base Rate Loans or Foreign Currency Loans in an aggregate principal amount of $5,000,000 or any larger integral multiple of $1,000,000 (or the Dollar Equivalent thereof, in the case of Foreign Currency Loans) or continued as Euro-Dollar Loans in an aggregate principal amount of $5,000,000 or any larger integral multiple of $1,000,000, or (iii) in the case of Foreign Currency Loans, continued as Foreign Currency Loans in the same Foreign Currency (in the absence of delivery of a Notice of Continuation or Conversion with respect to any Euro-Dollar Loan at least 3 Euro-Dollar Business Days before the last day of the then current Interest Period with respect thereto, such Euro-Dollar Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, any Fixed Rate Loan when any Event of Default has occurred and is continuing.

                  SECTION 2.05. NOTES

                  (a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Dollar Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment and a single Foreign Currency Loan Note from each of Russell Corporation and Russell Europe Limited, each payable to the order of such Bank for the account of its Lending Office. The Swing Loans shall be evidenced by a single Swing Loan Note payable to the order of Wachovia in the original principal amount of $15,000,000.

                  (b) The Money Market Loans made by any Bank to the Borrower shall be evidenced by a single Money Market Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to 50% of the original principal amount of the Aggregate Commitments.

                  (c)      Upon receipt of each Bank's Notes pursuant to
Section 3.01, the Administrative Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, whether such Loan is a Base Rate Loan, Euro-Dollar Loan or Foreign Currency Loan, and if a Foreign Currency Loan, a specification of the Foreign Currency, and such schedules of each such Bank's Notes shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

                  SECTION 2.06. MATURITY OF LOANS

                  (a) Each Fixed Rate Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                  (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date.

                  SECTION 2.07. INTEREST RATES

                  (a)      "Applicable Margin" means:

                  (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date after the Fiscal Quarter ending January 1, 2000,

         (x) for any Base Rate Loan, 0%, and (y) for any Euro-Dollar Loan or Foreign Currency Loan, 0.65%; and

                  (ii) from and after the first Performance Pricing Determination Date after the Fiscal Quarter ending January 1, 2000,
         (x) for any Base Rate Loan, 0.00% and (y) for each Euro-Dollar Loan and Foreign Currency Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Debt/EBITDA Ratio, determined as of the end of the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date.

           Debt/EBITDA
              Ratio                       Applicable Margin
              -----                       -----------------
          < 2.0 to 1.0                         0.45%

          > 2.0 to 1.0 but
          -
            < 2.5 to 1.0                       0.55%

          > 2.5 to 1.0 but
          -
            < 3.0 to 1.0                       0.65%

          > 3.0 to 1.0                         0.90%
          -


In determining interest for purposes of this Section 2.07 and fees for purposes of Section 2.08, the Borrower and the Banks shall refer to the Borrower's most recent consolidated quarterly and annual (as the case may be) financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be. If such financial statements require a change in interest pursuant to this Section
2.07 or fees pursuant to Section 2.08, the Borrower shall deliver to the Administrative Agent, along with such financial statements, a notice to that effect, which notice shall set forth in reasonable detail the calculations supporting the required change. The "Performance Pricing Determination Date" is the date which is 45 days after the end of each Fiscal Quarter. Any such required change in interest and fees shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that: (i) for Fixed Rate Loans, changes in interest shall only be effective for Interest Periods commencing on or after the Performance Pricing Determination Date; and (ii) no fees or interest shall be decreased pursuant to this Section 2.07 or Section 2.08 if a Default is in existence on the Performance Pricing Determination Date.

                  (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable on each Quarterly Payment Date while such Base Rate Loan is outstanding and on the date such Base Rate Loan is converted to a Fixed Rate Loan. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing
(i) the applicable London Interbank Offered Rate for such Interest Period by
(ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                  The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  (d) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Money Market Loan is made until it becomes due, at a rate per annum equal to the applicable Money Market Rate set forth in the relevant Money Market Quote. Such interest shall be payable on the Stated Maturity Date thereof, and, if the Stated Maturity Date occurs more than 90 days after the date of the relevant Money Market

Loan, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (e) Each Foreign Currency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted IBOR Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Foreign Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  "Adjusted IBOR Rate" means, with respect to each Interest Period for a Foreign Currency Loan, the sum of (i) the rate obtained by dividing (A) IBOR for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), plus (ii) if the relevant Foreign Currency Loan is in British pounds sterling, a percentage sufficient to compensate the Banks for the cost of complying with any reserves, liquidity and/or special deposit requirements of the Bank of England directly or indirectly affecting the maintenance or funding of such Foreign Currency Loan.

                  "IBOR" means, for any Interest Period, with respect to Foreign Currency Loans, the offered rate for deposits in the applicable Foreign Currency, for a period comparable to the Interest Period and in an amount comparable to the amount of such Foreign Currency Loan appearing on Telerate Page 3750, or, if Telerate is unavailable the Reuters Screen Page FRBD, FRBE, FRBF or FRBG, as applicable, or, if it is unavailable on either Telerate or the Reuters Screen, then such rate shall be determined by the Administrative Agent from any other interest rate reporting service of recognized standing designated in writing by the Administrative Agent to the Borrower as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period.

                  (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (g) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

                  SECTION 2.08. FEES

                  (a) The Borrower shall pay to the Administrative Agent, for the ratable account of each Bank, a facility fee, calculated in the manner provided in the last paragraph of

Section 2.07(a)(ii), on the aggregate amount of such Bank's Commitment (without taking into account the amount of the outstanding Loans made by such Bank), at a rate per annum equal to: (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date after the Fiscal Quarter ending January 1, 2000, 0.25%; and (ii) from and after the first Performance Pricing Determination Date after the Fiscal Quarter ending January 1,2000, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Debt/EBITDA Ratio, determined as of the end of the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date:

           Debt/EBITDA
              Ratio                       Facility Fee
              -----                       ------------
          < 2.0 to 1.0                        0.15%

          > 2.0 to 1.0 but
          -
            < 2.5 to 1.0                      0.20%

          > 2.5 to 1.0 but
          -
            < 3.0 to 1.0                      0.25%

          > 3.0 to 1.0                        0.30%
          -

                  Such facility fees shall accrue from and including the Closing Date to (but excluding the Termination Date) and shall be payable on each Quarterly Payment Date and on the Termination Date.

                  SECTION 2.09. OPTIONAL TERMINATION OR REDUCTION OF
COMMITMENTS.

                  The Borrower may, upon at least 3 Domestic Business Days' notice to the Administrative Agent, terminate at any time, or proportionately reduce the Unused Commitments from time to time by an aggregate amount of at least $5,000,000 or any larger integral multiple of $1,000,000. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.08) shall be due and payable on the effective date of such termination.

                  SECTION 2.10. MANDATORY REDUCTION AND TERMINATION OF COMMITMENTS.

                  The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  SECTION 2.11. OPTIONAL PREPAYMENTS

                  (a) The Borrower may, upon at least 1 Domestic Business Days' notice to the Administrative Agent, prepay, without premium or penalty, any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 with additional increments of $500,000 (or any lesser amount equal to the outstanding balance of such Loan), or $100,000 as to Swing Loans, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks or of Wachovia, in the case of Swing Loans included in such Base Rate Borrowing.

                  (b) Subject to any payments required pursuant to the terms of Article VIII for such Fixed Rate Loan, upon 3 Domestic Business Day's prior written notice, the Borrower may prepay in minimum amounts of $5,000,000 with additional increments of $1,000,000 (or any lesser amount equal to the outstanding balance of such Loan) all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

                  (c) Upon receipt of a notice of prepayment pursuant to this Section 2.11, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.

                  SECTION 2.12. MANDATORY PREPAYMENTS

                  (a) On each date on which the conditions set forth in clauses (i) or (ii) of Section 2.01(a), clause (i) of Section 2.01(b) or of clause (iii) of Section 2.03(a), are not satisfied (including, without limitation, by reason of the reduction of the Commitments pursuant to Section
2.09 or Section 2.10), the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount due under Section 8.05(a)), as may be necessary so that after such payment (1) the aggregate unpaid principal amount of the Loans does not exceed the Aggregate Commitments as then in effect, and (2) the aggregate amount of Money Market Loans does not exceed 50% of the Aggregate Commitments as then in effect. Except where such prepayment must be applied to the Money Market Loans in order to satisfy clause (2) above, each such payment or prepayment shall be applied first to any Swing Loans outstanding which are Base Rate Loans, then to any Swing Loans outstanding which are Transaction Rate Loans, and then ratably to the Loans of the Banks outstanding on the date of payment or prepayment in the following order of priority:(i) first, to Base Rate Loans; (ii) secondly, to Euro-Dollar Loans; and (iii) lastly, to Money Market Loans.

                  (b) If the Administrative Agent determines at any time (either on its own initiative or at the instance of any Bank) that the aggregate principal amount of the Foreign Currency Loans outstanding (after converting each Foreign Currency Loan to its Dollar Equivalent on the date of calculation) at any time exceeds either (i) a Dollar Equivalent of $25,000,000 or (ii) 105% of the aggregate amount of all of the Commitments less the outstanding aggregate amount of all Syndicated Dollar Loans, then upon 5 Foreign Currency Business Days' written notice from the Administrative Agent, the Borrower shall prepay an aggregate principal amount of Foreign Currency Loans sufficient to bring the aggregate of the Foreign Currency Loans outstanding to no more than a Dollar Equivalent of $25,000,000 and within the aggregate amount of all of the Commitments less the outstanding aggregate amount of all Syndicated Dollar Loans. Nothing in the foregoing shall require the Administrative Agent to make any such calculation unless expressly requested to do so by the Required Banks.

                  SECTION 2.13. GENERAL PROVISIONS AS TO PAYMENTS

                  (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without any setoff, counterclaim or any deduction whatsoever, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds (subject to paragraph (c) below, with respect to Foreign Currency Loans) immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to Wachovia each such payment received on account of the Swing Loans and to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks.

                  (b) Whenever any payment of principal of, or interest on, the Base Rate Loans, Money Market Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans or the Foreign Currency Loans shall be due on a day which is not a Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, unless such Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be.

                  (c) All payments of principal and interest with respect to Foreign Currency Loans shall be made in the Foreign Currency in which the related Foreign Currency Loan was made.

                  (d) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made.

                  Each Bank (x) as to Russell Corporation, which is not organized under the laws of the United States or any state thereof and (y) as to Russell Europe Limited (or, after the completion of the European Reorganization and the assignment by Russell Europe Limited to the New European Headquarters Subsidiary pursuant to Section 9.08(a) in connection therewith, the New European Headquarters Subsidiary), which is organized under the laws of the United States or any state thereof, agrees, as soon as practicable after receipt by it of a request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided that if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

                  In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.13(d), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

                  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in this Section 2.13(d) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

                  SECTION 2.14. COMPUTATION OF INTEREST AND FEES.

                  Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans, Money Market Loans, Transaction Rate Loans and Foreign Currency Loans shall be computed on the basis of a year of 360 days (except for any Foreign Currency Loans outstanding in British pounds sterling, or, if selected as a Foreign Currency pursuant to clause (iii) of the definition of "Foreign Currency," in Australian dollars, Belgian francs, Canadian dollars, Irish punts or New Zealand dollars, which shall be computed on the basis of a year of 365 or 366 days, as the case may be) and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                 ARTICLE III.

                            CONDITIONS TO BORROWINGS

                  SECTION 3.01. CONDITIONS TO FIRST BORROWING.

                  The obligation of each Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Administrative Agent of the following (as to the documents described in paragraphs (a),(c), (d)and (e) below, in sufficient number of counterparts for delivery of a counterpart to each Bank and retention of one counterpart by the Administrative Agent):

                  (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission of such executed counterpart, with the original to be sent to the Administrative Agent by overnight courier);

                  (b) a duly executed Syndicated Dollar Loan Note, a duly executed Foreign Currency Loan Note (from each of Russell Corporation and Russell Europe Limited) and a duly executed Money Market Loan Note for the account of each Bank, a duly executed Swing Loan Note for the account of Wachovia, in each case complying with the provisions of
         Section 2.05, and a Guaranty from Russell Corporation;

                  (c) an opinion letter of Bradley Arant Rose & White LLP, special counsel for the Borrower, substantially in the form of Exhibit B dated as of the Closing Date;

                  (d) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit C;

                  (e) a certificate (the "Closing Certificate") substantially in the form of Exhibit G), dated as of the Closing Date, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder;

                  (f) all documents which the Administrative Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including, without limitation, a certificate of the Borrower substantially in the form of Exhibit H (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Charter, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the State of Alabama as to the existence of the Borrower as an Alabama corporation and a certificate from the Alabama

         Department of Revenue as to the good standing of the Borrower, and
         (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party (and similar documents, to the extent reasonably available, from Russell Europe Limited);

                  (g) a Notice of Borrowing, or acceptance of a Transaction Rate Quote or notification pursuant to Section 2.03(e) of acceptance of one or more Money Market Quotes, as applicable; and

                  (h) receipt of the fees payable on the Closing Date pursuant to the Arranger's Letter Agreement.

                  In addition, if the Borrower desires funding of a Euro-Dollar Loan on the Closing Date, the Administrative Agent shall have received, 3 Euro-Dollar Business Days prior to the Closing Date, a funding indemnification letter satisfactory to it, pursuant to which (i) the Administrative Agent and the Borrower shall have agreed upon the interest rate, amount of Borrowing and Interest Period for such Euro-Dollar Loan, and (ii) the Borrower shall indemnify the Banks from any loss or expense arising from the failure to close on the anticipated Closing Date identified in such letter or the failure to borrow such Euro-Dollar Loan on such date.

                  SECTION 3.02.     CONDITIONS TO ALL BORROWINGS.

                  The obligation of each Bank to make a Syndicated Loan or Money Market Loan on the occasion of each Borrowing or of Wachovia to make a Swing Loan is subject to the satisfaction of the following conditions:

                  (a) receipt by the Administrative Agent of a Notice of Borrowing or notification pursuant to Section 2.03(e) of acceptance of one or more Money Market Quotes, as applicable.

                  (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

                  (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing (except to the extent any such representation or warranty is expressly made as of a prior date); and

                  (d) the fact that, immediately after such Borrowing, the conditions set forth in clauses (i) and (ii) of Section 2.01(a), and in clause
(iii) of Section 2.03(a), shall have been satisfied.

                  Each Syndicated Borrowing, each Money Market Borrowing and each Notice of Continuation or Conversion hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section; provided, that if such Borrowing is a Syndicated

Borrowing which consists solely of a Refunding Loan then, (i) if such Borrowing is a Fixed Rate Borrowing or such Notice of Continuation or Conversion is to a Fixed Rate Loan, such Borrowing or Notice of Continuation or Conversion shall be deemed to be such a representation and warranty by the Borrower only as to the matters set forth in paragraphs (b) and (d) above, and (ii) if such Borrowing is a Base Rate Borrowing, or such Notice of Continuation or Conversions is to a Base Rate Loan, such Borrowing or Notice of Continuation or Conversion shall be deemed to be a representation and warranty by the Borrower only as to the matters set forth in paragraph (d) above.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants that:

                  SECTION 4.01.     CORPORATE EXISTENCE AND POWER.

                  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to qualify or have any such powers, licenses, authorizations, consent or approvals does not have and could not reasonably be expected to cause a Material Adverse Effect.

                  SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION.

                  The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the charter or bylaws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, provided that the aggregate outstanding Borrowings under this Agreement do not exceed the limitations thereon contained in any such other agreements or instruments and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  SECTION 4.03.     BINDING EFFECT.

                  This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 4.04.     FINANCIAL INFORMATION

                  (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of January 2, 1999 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Ernst & Young LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower for the interim period ended July 4, 1999 copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

                  (b) Since January 2, 1999, except for any matters which have been disclosed in the filings by the Borrower under the Securities Exchange Act of 1934 made prior to the Closing Date and made available to the Banks, there has been no event, act, condition or occurrence having a Material Adverse Effect.

                  SECTION 4.05.     NO LITIGATION.

                  There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of, or would restrict the Borrower from performing its obligations under, this Agreement, the Notes or any of the other Loan Documents.

                  SECTION 4.06.     COMPLIANCE WITH ERISA

                  (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA, except where the failure to comply does not have and could not reasonably be expected to cause a Material Adverse Effect.

                  (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

                  SECTION 4.07.     COMPLIANCE WITH LAWS; PAYMENT OF TAXES.

                  The Borrower and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings, and except where the failure to comply does not have and could not reasonably be expected to cause a Material Adverse Effect. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and material local income, excise, property and other tax returns which are required to be filed by them and all taxes shown as being due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid, except taxes being contested in good faith and against which, if requested by the Administrative Agent, the Borrower will set up reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended January 1, 1994.

                  SECTION 4.08.     SUBSIDIARIES

                  Each of the Borrower's Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all entity powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to qualify does not have and could not reasonably be expected to cause a Material Adverse Effect. The Borrower has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

                  SECTION 4.09.     INVESTMENT COMPANY ACT.

                  Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 4.10.     PUBLIC UTILITY HOLDING COMPANY ACT

                  Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.11.     OWNERSHIP OF PROPERTY; LIENS

                  Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.17.

                  SECTION 4.12.     NO DEFAULT

                  Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or could reasonably be expected to cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  SECTION 4.13.     FULL DISCLOSURE

                  All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts known to the Borrower which could have or could reasonably be expected to cause a Material Adverse Effect.

                  SECTION 4.14.     ENVIRONMENTAL MATTERS

                  (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could have or could reasonably be expected to cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. To the best of the Borrower's knowledge, none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

                  (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties by the Borrower or its agents, or to the best of the Borrower's knowledge, any Third Parties or are otherwise present at, on, in or under the Properties, or, to the best of the Borrower's knowledge, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements, and except where the failure to comply does not have and could not reasonably be expected to cause a Material Adverse Effect.

                  (c) The Borrower, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses, except where the failure to comply does not have and could not reasonably be expected to cause a Material Adverse Effect.

                  SECTION 4.15.     CAPITAL STOCK

                  All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned directly or indirectly by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

                  SECTION 4.16.     MARGIN STOCK

                  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock, except for Permitted Acquisitions and purchases of treasury stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

                  SECTION 4.17.     INSOLVENCY

                  After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement: (i) the Borrower will not (x) be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of the "Bankruptcy Code", or
Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or
(z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and
(ii) the obligations of the Borrower under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

                  SECTION 4.18.     INSURANCE

                  The Borrower and each of its Subsidiaries has (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                  SECTION 4.19.     Y2K PLAN

                  The Borrower has developed and has delivered to the Administrative Agent and the Banks its plan (the "Y2K Plan") for making the Mission Critical Systems and Equipment Year 2000 Compliant and Ready. The Borrower and its Subsidiaries' have met the Y2K Plan milestones such that the Borrower reasonably believes, after due diligence, that all Mission Critical Systems and Equipment will be Year 2000 Compliant and Ready in accordance with the Y2K Plan.

                                   ARTICLE V.

                                   COVENANTS

                  The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

                  SECTION 5.01.     INFORMATION

                  The Borrower will deliver to each of the Banks:

                  (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Ernst & Young LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

                  (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Year beginning on January 2, 2000, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                  (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.05, 5.16, 5.17, and 5.19 through 5.22, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

                  (e) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                  (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

                  (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                  (i) at any time prior to January 1, 2000, within 5 Domestic Business Days after the Borrower becomes aware of any deviations from the Y2K Plan which would cause compliance with the Y2K Plan to be delayed or not achieved, a statement of the Chief Executive Officer, Chief Financial Officer, or Chief Technology Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (j) promptly upon the receipt thereof at any time prior to January 1, 2000, a copy of any third party assessments of the Borrower's Y2K Plan together with any recommendations made by such third party with respect to Year 2000 compliance; and

                  (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

                  SECTION 5.02.     INSPECTION OF PROPERTY, BOOKS AND RECORDS

                  The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense during the existence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case upon reasonable notice and at such reasonable times and as often as may reasonably be desired.

                  SECTION 5.03.     MAINTENANCE OF EXISTENCE

                  The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, except as permitted by Section 5.05.

                  SECTION 5.04.     DISSOLUTION

                  Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part, except as permitted by Section 5.05.

                  SECTION 5.05.     CONSOLIDATIONS, MERGERS AND SALES OF ASSETS

                  The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, or liquidate or dissolve, provided that
(a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing,
(b) Subsidiaries of the Borrower may merge with one another, and (c) the foregoing limitation on the sale, lease or other transfer of assets, on the discontinuation or elimination of a business line or segment, and on liquidation and dissolution, shall not prohibit (1) the sale of Receivables pursuant to the Receivables Securitization Program, (2) transfers of assets by Russell Corporation and by European Subsidiaries which existed on the Closing Date to new European Subsidiaries as part of the European Reorganization or (3) during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions), or any liquidation or dissolution of a Subsidiary, unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued or Subsidiary to be liquidated or dissolved, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued or Subsidiaries to be liquidated or dissolved, during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, either (x) constituted more than 10% of Consolidated Total Assets at the end of the most recent Fiscal Year immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits during the 4 Fiscal Quarters immediately preceding such Fiscal Quarter, or (3) the liquidation or dissolution of any inactive Subsidiary, or (4) any such action in connection with the Restructuring Program.

                  SECTION 5.06.     USE OF PROCEEDS

                  The proceeds of the Loans may be used for general corporate purposes including, without limitation, refinancing other Debt, working capital, capital expenditures, and Permitted Acquisitions; provided, that no portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of Section 5.16 would not be violated, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, other than with respect to Permitted Acquisitions and purchases of treasury stock or (iii) for any purpose in violation of any applicable law or regulation.

                  SECTION 5.07.     COMPLIANCE WITH LAWS; PAYMENT OF TAXES

                  The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Administrative Agent, the Borrower will set up reserves in accordance with GAAP.

                  SECTION 5.08.     INSURANCE

                  The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                  SECTION 5.09.     CHANGE IN FISCAL YEAR

                  The Borrower will not change its Fiscal Year without the consent of the Required Banks.

                  SECTION 5.10.     MAINTENANCE OF PROPERTY

                  Except as permitted by Section 5.05 or in connection with the Restructuring Program, the Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

                  SECTION 5.11.     ENVIRONMENTAL NOTICES

                  The Borrower shall furnish to the Banks and the Administrative Agent prompt written notice of all material Environmental Liabilities of which the Borrower has notice, pending, threatened or anticipated Environmental Proceedings of which the Borrower has notice, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

                  SECTION 5.12.     ENVIRONMENTAL MATTERS

                  The Borrower and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in material compliance with all applicable Environmental Requirements.

                  SECTION 5.13.     ENVIRONMENTAL RELEASE

                  The Borrower agrees that upon the occurrence of a material Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                  SECTION 5.14.     TRANSACTIONS WITH AFFILIATES

                  Neither the Borrower nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate, and except for Investments permitted by Section 5.16.

                  SECTION 5.15.     RESTRICTED PAYMENTS

                  The Borrower may not declare or make any Restricted Payment, if after giving effect to the payment of any such Restricted Payment, an Event of Default shall be in existence or be created thereby.

                  SECTION 5.16.     INVESTMENTS

                  From and after the Closing Date, neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except (i) loans or advances to officers, directors and employees (1) for relocation expenses in connection with the Restructuring Program and (2) for other purposes not exceeding $3,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business in accordance with historical practices existing on the Closing Date; (ii) Investments by the Borrower in a Receivables Subsidiary; (iii) Investments by the Receivables Subsidiary in a Special Purpose Vehicle, consistent with Standard Securitization Undertakings, (iv) loans and advances to a Receivables Subsidiary evidenced by a Purchase Money Note; (v) deposits required by government agencies or public utilities (including pertaining to taxes and other similar charges), (vi) Investments in direct obligations of the United States Government or any agency thereof maturing within one year after the date of Investment, (vii) Investments in certificates of deposit issued by a commercial bank whose credit is satisfactory to the Administrative Agent and in certificates of deposit issued by any banking subsidiary of Wachovia Corporation, AmSouth Bancorporation, SunTrust Banks, Inc., SouthTrust Corporation, Regions Financial Corporation, Synovus Financial Corporation and Aliant National Corporation or any Person who succeeds to all, or substantially all, of the assets or business of any thereof, (viii) Investments in commercial paper rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and in either case maturing within 270 days after the date of acquisition, (ix) Investments in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (x) Investments in variable rate demand bonds maturing or with optional puts within one year or less from the date of acquisition thereof, which, at the time of acquisition by the Borrower or Subsidiary, are rated not lower than A or A-1 by S&P and not lower than A2 or P-1 by Moody's, (xi) Permitted Acquisitions, (xii) minimal capitalization by Russell Corporation of new European Subsidiaries as part of the European Reorganization and (xiii) other Investments made on a cumulative basis since the Closing Date which do not at any time exceed an aggregate amount outstanding equal to 5% of Consolidated Tangible Net Worth as of the end of the Fiscal Quarter ended immediately prior to the date of measurement; provided, however, immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

                  SECTION 5.17.     PRIORITY DEBT

                  Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, and the Borrower shall not permit any Subsidiary which is not a Borrower or a Guarantor to incur any Debt, except:

                  (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $25,000,000;

                  (b) any Lien existing on any specific fixed asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition, completion, construction or improvement thereof;

                  (d) any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

                  (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (f) Liens securing Debt owing by any Subsidiary to the Borrower or to any Wholly Owned Subsidiary;

                  (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

                  (h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                  (i)      any Lien on Margin Stock;

                  (j)      Debt owing to the Borrower or another Subsidiary;

                  (k) Liens on Receivables Program Assets pursuant to a Receivables Securitization Program;

                  (l)      Receivables Program Obligations;

                  (m) Liens granted pursuant to or arising under this Agreement; and

                  (n) Liens not otherwise permitted by the foregoing paragraphs of this Section securing Debt (other than indebtedness represented by the Notes), and Debt of Subsidiaries not otherwise permitted by paragraph
(j), in an aggregate principal amount at any time outstanding not to exceed 15% of Consolidated Tangible Net Worth.

                  SECTION 5.18. RESTRICTIONS ON ABILITY OF SUBSIDIARIES TO PAY DIVIDENDS

                  Except as required by applicable law and except as to covenants in existence on the Closing Date (if any), the Borrower shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any non-governmental contractual covenant restricting the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such Subsidiary.

                  SECTION 5.19.     LIMITATION ON FUNDED DEBT OF BORROWER

                  The Borrower will not create, incur, assume or suffer to exist any Debt having a maturity of one year or more from the date of issuance ("Funded Debt"), except (i) Debt incurred under this Agreement; (ii) Debt in an aggregate amount equal to that in existence on the Closing Date (as it may be refunded, refinanced or replaced, with no increase in principal amount); (iii) Funded Debt which is rated BBB or Baa2 or better by S&P or Moody's and (iv) other Funded Debt in an aggregate amount not exceeding $100,000,000.

                  SECTION 5.20.     DEBT/EBITDA RATIO

                  The Debt/EBITDA Ratio will at all times be less than 3.25 to 1.00.

                  SECTION 5.21.     MINIMUM CONSOLIDATED TANGIBLE NET WORTH

                  Consolidated Tangible Net Worth will at no time be less than $445,000,000 plus the sum of (i) 50% of the cumulative Reported Net Income of the Borrower and its Consolidated Subsidiaries during any period after the end of any Fiscal Quarter following the Closing Date (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this clause (i), any Fiscal Quarter in which the Reported Net Income of the Borrower and its Consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date, calculated quarterly at the end of each Fiscal Quarter.

                  SECTION 5.22. RATIO OF CONSOLIDATED EBIT TO CONSOLIDATED INTEREST EXPENSE

                  The ratio of Consolidated EBIT to Consolidated Interest Expense for the Fiscal Quarter just ended and the immediately preceding 3 Fiscal Quarters will at no time be less than 2.5 to 1.0.

                  SECTION 5.23.     Y2K COMPLIANCE

                  The Borrower will meet the milestones as to all Mission Critical Systems and Equipment contained in the Y2K Plan (other than testing) on or before October 15, 1999, and will have all Mission Critical Systems and Equipment Year 2000 Compliant and Ready (including all internal and external testing), on or before November 1, 1999.

                                  ARTICLE VI.

                                    DEFAULTS

                  SECTION 6.01.     EVENTS OF DEFAULT

                  If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

                  (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(e), 5.01(i), 5.01(j), 5.02(ii),
         5.03 through 5.06, inclusive, Section 5.15 or Sections 5.20 through 5.23, inclusive; or

                  (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within (1) 10 days, in the case of Sections 5.16 and 5.18, and (2) 30 days, in any other case, after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank or
         (ii) the Borrower otherwise becomes aware of any such failure; or

                  (d) any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                  (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate principal amount in excess of $10,000,000 (other than the Notes) when due or within any applicable grace period; or

                  (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding in an aggregate principal amount in excess of $10,000,000 of the Borrower or any Subsidiary (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); or

                  (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                  (i) the Borrower or any member of the Controlled Group shall fail to pay when due any amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; provided, in any of the foregoing cases, the amount required to be paid, or the Unfunded Vested Liabilities under any such Plan, is in excess of $10,000,000; or

                  (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                  (k) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under
         Section 4068 of ERISA and in either case such lien is for an amount in excess of $10,000,000 and shall remain undischarged for a period of 25 days after the date of filing; or

                  (i) 30 days after any Person or two or more Persons acting in concert (other than the Russell Family)shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause
         (B).

                  then, and in every such event, (i) the Administrative Agent shall, if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, (ii) any Bank may terminate its obligation to fund a Money Market Loan in connection with any relevant Money Market Quote, and (iii) the Administrative Agent shall, if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents, to be, and the Notes, including the Swing Loan

         Note (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph
         (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

                  SECTION 6.02.     NOTICE OF DEFAULT

                  The Administrative Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                 ARTICLE VII.

                            THE ADMINISTRATIVE AGENT

                  SECTION 7.01.     APPOINTMENT; POWERS AND IMMUNITIES

                  Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Administrative Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Administrative Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

                  [(b)     Each Bank hereby designates SunTrust Bank, Atlanta as
the Syndication Agent and First Union National Bank as the Documentation Agent. The Syndication Agent and the Documentation Agent, in such capacity, shall have no duties or obligations whatsoever under this Agreement or any other Loan Document or any other document or any matter related hereto and thereto, but shall nevertheless be entitled to all the indemnities and other protection afforded to the Administrative Agent under this Article VII.

                  SECTION 7.02.     RELIANCE BY ADMINISTRATIVE AGENT

                  The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                  SECTION 7.03.     DEFAULTS

                  The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Administrative Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  SECTION 7.04. RIGHTS OF ADMINISTRATIVE AGENT AND ITS AFFILIATES AS A BANK

                  With respect to the Loans made by the Administrative Agent and any Affiliate of the Administrative Agent, Wachovia in its capacity as a Bank hereunder and any Affiliate of the Administrative Agent or such Affiliate in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though Wachovia were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Administrative Agent in its individual capacity. The Administrative Agent and any Affiliate of the Administrative Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of the Borrower's Affiliates) as if Wachovia were not acting as the Administrative Agent, and the Administrative Agent and any Affiliate of the Administrative Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Administrative Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

                  SECTION 7.05.     INDEMNIFICATION

                  Each Bank severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent; and provided further that no Designated Bank shall be liable for any payment under this Section 7.05 so long as, and to the extent that, its Designating Bank makes such payments. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                  SECTION 7.06.     CONSEQUENTIAL DAMAGES

                  THE ADMINISTRATIVE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE

ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  SECTION 7.07.     PAYEE OF NOTE TREATED AS OWNER

                  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

                  SECTION 7.08. NONRELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS

                  Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent.

                  SECTION 7.09.     FAILURE TO ACT

                  Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

                  SECTION 7.10.     RESIGNATION OR REMOVAL OF ADMINISTRATIVE
AGENT.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Administrative Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required

Banks shall have the right to appoint a successor Administrative Agent, subject to the approval of the Borrower, so long as no Default is in existence, which approval shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, subject to the approval of the Borrower, so long as no Default is in existence, which approval shall not be unreasonably withheld or delayed. Any successor Administrative Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

                                 ARTICLE VIII.

                     CHANGE IN CIRCUMSTANCES; COMPENSATION

                  SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR

                  If on or prior to the first day of any Interest Period:

                  (a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                  (b) the Required Banks advise the Administrative Agent that the London Interbank Offered Rate or IBOR, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding its Fixed Rate Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make such type of Fixed Rate Loans, or to permit continuations or conversions into such type of Fixed Rate Loans, shall be suspended. Unless the Borrower notifies the Administrative Agent at least 2 Domestic Business Days before the date of any Borrowing of such type of Fixed Rate Loans for which a Notice of Borrowing has previously been given, or continuation or conversion into such type of Fixed Rate Loans for which a Notice of Continuation or Conversion has previously been given, that it elects not to borrow or so continue or convert on such date, such Borrowing shall instead be made as a Base Rate Borrowing, or such Fixed Rate Loan shall be converted to a Base Rate Loan.

                  SECTION 8.02.     ILLEGALITY

                  If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans or Foreign Currency Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make or permit continuations or conversions of Euro-Dollar Loans or Foreign Currency Loans, as the case may be, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans or Foreign Currency Loans, as the case may be, to maturity, and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan or Foreign Currency Loan, as the case may be, of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan or Foreign Currency Loan, as the case may be, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans or Foreign Currency Loan, as the case may be, of the other Banks), and such Bank shall make such a Base Rate Loan.

                  SECTION 8.03.     INCREASED COST AND REDUCED RETURN

                  (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                  (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement, including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage and (B) with respect to any Foreign Currency Loan any such requirement included in the applicable Adjusted LIBOR Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

                  (ii) shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount reasonably deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent) pursuant and subject to paragraph (c) below, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                  (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank pursuant and subject to paragraph (c) below, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                  (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder, and including the calculations thereof in reasonable detail, shall be conclusive in the absence of manifest error, provided that such determination is made on a reasonable basis. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                  (d) The provisions of this Section 8.03 (i) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee and (ii) shall constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

                  SECTION 8.04. BASE RATE LOANS OR OTHER FIXED RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS

                  If (i) the obligation of any Bank to make or maintain any type of Fixed Rate Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' or Foreign Currency Business Days, as applicable, prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans which would otherwise be made by such Bank as, or permitted to be continued as or converted into, Euro-Dollar Loans or Foreign Currency Loans, as the case may be, shall be instead be made as or converted into (A) Base Rate Loans, (B) if such suspension or demand for compensation relates to Euro-Dollar Loans, but not Foreign Currency Loans, as Foreign Currency Loans, and (C) if such demand for compensation relates to Foreign Currency Loans, but not Euro-Dollar Loans, as Euro-Dollar Loans, as the Borrower may elect in the notice to such Bank through the Administrative Agent referred to hereinabove (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

                  (b) after each of its Euro-Dollar Loans or Foreign Currency Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

                  SECTION 8.05.     COMPENSATION

                  Upon the request of any Bank, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

                  (a) any payment or prepayment (pursuant to Section 2.11, 2.13, 6.01, 8.02 or otherwise) of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Loan; or

                  (b) any failure by the Borrower to prepay a Fixed Rate Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

                  (c) any failure by the Borrower to borrow a Fixed Rate Loan on the date for the Fixed Rate Borrowing of which such Fixed Rate Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02 or notification of acceptance of a Transaction Rate Quote pursuant to Section 2.01(b)(ii) or Money Market Quotes pursuant to Section 2.03(e); or

                  (d) any failure by the Borrower to pay a Foreign Currency Loan in the applicable Foreign Currency;

such compensation to include, without limitation, as applicable, (A) an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Fixed Rate Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Fixed Rate Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on
(i) deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market (if such Loan is a Euro-Dollar Loan) or (ii) any deposit in a Foreign Currency of comparable amounts having terms comparable to such period placed with it by lending banks in the applicable interbank market for such Foreign Currency (if such Fixed Rate Loan is a Foreign Currency Loan); or (B) any such loss, cost or expense incurred by such Bank in liquidating or closing out any foreign currency contract undertaken by such Bank in funding or maintaining such Fixed Rate Loan (if such Fixed Rate Loan is a Foreign Currency Loan).

                  SECTION 8.06. FAILURE TO PAY IN FOREIGN CURRENCY. If any Borrower is unable for any reason to effect payment in a Foreign Currency as required by this Agreement or if any Borrower shall default in the Foreign Currency, each Bank may, through the Administrative Agent, require such payment to be made in Dollars in the Dollar Equivalent amount of such payment. In any case in which any Borrower shall make such payment in Dollars, the Borrower agrees to hold the Banks harmless from any loss incurred by the Banks arising from any change in the value of Dollars in relation to such Foreign Currency between the date such payment became due and the date of payment thereof.

                  SECTION 8.07. JUDGMENT CURRENCY. If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any Foreign Currency into any other currency, the rate of exchange used shall be the Administrative Agent's spot rate of exchange for the purchase of the Foreign Currency with such other currency at the close of business on the Foreign Currency Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the Borrower in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise be discharged only to the extent that on the Foreign Currency Business Day following receipt by the Administrative Agent of any payment in a currency other than the relevant Foreign Currency the Administrative Agent is able (in accordance with normal banking procedures) to purchase the relevant Foreign Currency with such other currency. If the amount of the relevant Foreign Currency that the Administrative Agent is able to purchase with such other currency is less than the amount due in the relevant Foreign Currency, notwithstanding any judgment or order, the Borrower shall indemnify the Banks for the shortfall.


                  SECTION 8.08.     REPLACEMENT OF BANKS

                  If any Bank (a "Notice Bank") makes demand for amounts owed under Section 8.03 (other than due to any change in the Eurodollar Reserve Percentage), or gives notice under Section 8.02 that it can no longer participate in Euro-Dollar Loans, then in each case the Borrower shall have the right, if no Default or Event of Default exists, and subject to the terms and conditions set forth in Section 9.08(c), to designate an assignee (a "Replacement Bank") to purchase the Notice Bank's share of outstanding Syndicated Loans, Money Market Loans and all other obligations hereunder and to assume the Notice Bank's obligations to the Borrower under this Agreement; provided, that, any Replacement Bank must be reasonably acceptable to the Administrative Agent and the Required Banks (and, in any event, may not be an Affiliate of the

Borrower). Subject to the foregoing, the Notice Bank agrees to assign without recourse to the Replacement Bank its share of outstanding Syndicated Loans and Money Market Loans and its Commitment, and to delegate to the Replacement Bank its obligations to the Borrower under this Agreement and its future obligations to the Administrative Agent under this Agreement. Upon such sale and delegation by the Notice Bank and the purchase and assumption by the Replacement Bank, and compliance with the provisions of Section 9.08(c), the Notice Bank shall cease to be a "Bank" hereunder and the Replacement Bank shall become a "Bank" under this Agreement; provided, however, that any Notice Bank shall continue to be entitled to the indemnification provisions contained elsewhere herein.

                                  ARTICLE IX.

                                 MISCELLANEOUS

                  SECTION 9.01.     NOTICES

                  All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received, (ii) if given by mail, 3 Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or
Article VIII shall not be effective until received.

                  SECTION 9.02.     NO WAIVERS

                  No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 9.03.     EXPENSES; DOCUMENTARY TAXES

                  The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Banks and the Administrative Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and the Banks, including reasonable fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents against the Borrower. The Borrower shall indemnify the Administrative Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents by the Borrower.

                  SECTION 9.04.     INDEMNIFICATION

                  The Borrower shall indemnify the Administrative Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Administrative Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Administrative Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. If any cause of action, suit, proceeding or claim arising from any of the foregoing is brought against any Indemnified Person, whether such action, proceeding, suit or claim shall be actual or threatened, or in preparation therefor, the Borrower will have the right, at its expense, to assume the resistance and defense of such cause of action, suit, proceeding or claim or cause the same to be resisted and defended; provided that such Indemnified Person shall be entitled (but not obligated) to participate jointly in such defense, in which case such Indemnified Person will be responsible for its own legal fees or other expenses, if any, related to such defense incurred subsequent to the joint participation by such party in such defense. Notwithstanding the foregoing, if any Indemnified Person shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Person that are materially different from or additional to those available to the Borrowers, the Indemnified Person may assume the defense of such action with respect to such different or additional defenses and the Borrower agrees to reimburse such Indemnified Person for the reasonable fees and expenses of any counsel retained by the Indemnified Person.

                  SECTION 9.05.     SETOFF; SHARING OF SETOFFS

                  (a) The Borrower hereby grants to the Administrative Agent and each Bank and to Wachovia as to the Swing Loan Note, a lien for all indebtedness and obligations owing to them from the Borrower upon all deposits or deposit accounts, of any kind (other than trust and escrow accounts not established for the benefit of the Administrative Agent and the Banks), or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Administrative Agent or any such Bank or otherwise in the possession or control of the Administrative Agent or any such Bank for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Administrative Agent or any such Bank, whether now existing or hereafter established hereby authorizing the Administrative Agent and each Bank at any time or times (upon at least 2 Domestic Business Days' prior notice, if no Event of Default is in existence) to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower to the Banks and/or the Administrative Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Administrative Agent or any such Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

                  (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that
(i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                  SECTION 9.06.     AMENDMENTS AND WAIVERS

                  (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that, no such amendment or waiver shall, unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or the rate of interest on any Loan or any fees (other than fees payable to the Administrative Agent) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) reduce the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes,
(vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (viii) release any Guarantee given to support payment of the Loans.

                  (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement other than through the Administrative Agent, unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Administrative Agent to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

                  (c) The Designated Bank hereby appoints Designating Bank as Designated Bank's agent and attorney in fact and grants to the Designating Bank an irrevocable power of attorney, coupled with an interest, to receive payments made for the benefit of the Designated Bank under this Agreement, to deliver and receive all communications and notices under this Agreement and other Loan Documents and to exercise on the Designated Bank's behalf all rights to vote and to grant and make approvals, waivers, consent of amendments to or under this Agreement or other Loan Documents. Any document executed by such agent on the Designated Bank's behalf in connection with this Agreement or other Loan Documents shall be binding on the Designated Bank. The Borrower, the Administrative Agent and each of the Banks may rely on and are beneficiaries of the preceding provisions.

                  SECTION 9.07.     NO MARGIN STOCK COLLATERAL

                  Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 9.08.     SUCCESSORS AND ASSIGNS

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement, except that in connection with the European Reorganization, so long as no Default or Event of Default is in existence, Russell Europe Limited may assign to the New European Headquarters Subsidiary all of its rights and obligations under this Agreement and the Notes and Loan Documents executed by it, and automatically upon satisfaction of each of the following be released from such obligations, by delivering or causing to be delivered to the Administrative Agent: (i) an assignment and assumption agreement pertaining to the foregoing, with a consent and reaffirmation of guaranty at the end thereof, executed by Russell Corporation and pertaining to the Guaranty, in each case in form and substance satisfactory to the Administrative Agent, (ii) such corporate and organizational documents pertaining to the New European Headquarters Subsidiary of the types described in Section 3.01(f) relative to Russell Europe Limited as the Administrative Agent may reasonably request and (iii) a new Foreign Currency Note in favor of each Bank, executed by the New European Headquarters Subsidiary (which will be distributed to the Banks by the Administrative Agent, whereupon the Banks will deliver to Russell Corporation for cancellation the Notes executed by Russell Europe Limited).

                  (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement, other than a Money Market Loan or Money Market Loan Note or participating interest therein, shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

                  (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all or, in the case of its Syndicated Loans and Commitments, a proportionate part of all its Syndicated Loans and Commitments, and of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Administrative Agent (and, in the case of an Assignee that is not then a Bank or an Affiliate or Related Fund of a Bank), subject to clause (iii) below, by the Borrower; provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's

Commitment, (ii) if a Bank is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $5,000,000 (except that there shall be no such minimum if the assignment is to any Bank or any Affiliate or Related Fund of any Bank), and (iii) except during the continuance of a Default, no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate or Related Fund of a Bank without the consent of the Borrower and the Administrative Agent, which consent shall not be unreasonably withheld. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Administrative Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Administrative Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee to the Administrative Agent of (1) if such Assignee is a Bank or an Affiliate or Related Fund of a Bank, $1,000, and (2) for any other Assignee, $3,500, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

                  (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

                  (e) No Transferee shall be entitled to receive any greater payment under Section 2.13(d) or Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (f) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

                  (g) Any Bank may at any time designate not more than one Designated Bank to fund Money Market Loans on behalf of such Designating Bank subject to the terms of Section 9.08(c), and the provisions of Section 9.08(c) shall not apply to such designation. No Bank may have more than one Designated Bank at any time. Such designation may occur either by the execution of the signature pages hereof by such Bank and Designated Bank next to the appropriate "Designating Bank" and "Designated Bank" captions, or by execution by such parties of a Designation Agreement subsequent to the date hereof; provided, that any Bank and its Designated Bank executing the signatures pages hereof as "Designating Bank" and "Designated Bank", respectively, on the date hereof shall be deemed to have executed a Designation Agreement, and shall be bound by the respective representations, warranties and covenants contained therein, and such designation shall be conclusively deemed to be acknowledged by the Borrower and the Administrative Agent. The parties to each such designation occurring subsequent to the execution date hereof shall execute and deliver to the Administrative Agent and the Borrower for their acknowledgment a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Bank and a designee representing that it is a Designated Bank and acknowledged by the Borrower, the Administrative Agent will acknowledge such Designation Agreement and will give prompt notice thereof to the Borrower and the other Banks, whereupon, (i) the Borrower shall execute and deliver to the Designating Bank a Designated Bank Note payable to the order of the Designated Bank, (ii) from and after the effective date specified in the Designation Agreement, the Designated Bank shall become a party to this Agreement with a right to make Money Market Loans on behalf of its Designating Bank pursuant to Section 2.03(h), and (iii) the Designated Bank shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Bank which is not otherwise required to repay obligations of such Designated Bank which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Bank, the Designating Bank shall be and remain obligated to the Borrower, the Administrative Agent and the Banks for each and every obligation of the Designating Bank and its related Designated Bank with respect to this Agreement, including, without limitation, any indemnification obligations under
Section 7.05 and any sums otherwise payable to the Borrower by the Designated Bank. Each Designating Bank, or a specified branch or affiliate thereof, shall serve as the administrative agent of its Designated Bank and shall on behalf of its Designated Bank: (i) receive any and all payments made for the benefit of such Designated Bank and (ii) give and received all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by a Designating Bank, or specified branch or affiliate thereof, as administrative agent for its Designated Bank and need not be signed by such Designated Bank on its own behalf. The Borrower, the Administrative Agent and the Banks may rely thereon without any requirement that the Designated Bank sign or acknowledge the same. No Designated Bank may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than via an assignment to its Designating Bank or Liquidity Bank (but any assignment to a Liquidity Bank shall not curtail or affect the appointment or rights of the Designating Bank pursuant to Section 9.06(c) or Section 4 of the Designation Agreement, which appointment and rights are irrevocable), if any, or otherwise in accordance with the provisions of Section 2.03(h).

                  SECTION 9.09.     CONFIDENTIALITY

                  Each Bank agrees to exercise commercially reasonable efforts to keep any financial information pertaining to the Borrower and its Affiliates and any other information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors, (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this
Section 9.09 and (ix) by any Designated Bank to any rating agency, commercial paper dealer, or provider of a surety, guaranty or credit or liquidity enhancement to such Designated Bank which has agreed in writing to be bound by the provisions of this Section 9.09; provided that should disclosure of any such confidential information be required by virtue of clause (ii) of the immediately preceding sentence, to the extent permitted by law, any relevant Bank shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Bank shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

                  SECTION 9.10.     REPRESENTATION BY BANKS

                  Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to Section 9.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

                  SECTION 9.11.     OBLIGATIONS SEVERAL

                  The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

                  SECTION 9.12.     GEORGIA LAW

                  This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

                  SECTION 9.13.     SEVERABILITY

                  In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

                  SECTION 9.14.     INTEREST

                  In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Administrative Agent and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Administrative Agent or the Banks hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable , against the Administrative Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Administrative Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Administrative Agent and each Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and
(ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

                  SECTION 9.15.     INTERPRETATION

                  No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                  SECTION 9.16.     WAIVER OF JURY TRIAL; CONSENT TO
JURISDICTION

                  To the fullest extent permitted by law, the Borrower (a) and each of the Banks and the Administrative Agent irrevocably waives any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Administrative Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

                  SECTION 9.17.     COUNTERPARTS

                  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  SECTION 9.18.     SOURCE OF FUNDS -- ERISA

                  Each of the Banks hereby severally (and not jointly) represents to the Borrower that no part of the funds to be used by such Bank to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                  SECTION 9.19. EUROPEAN ECONOMIC AND MONETARY UNION. (a) In this Section 9.19 and in each other provision of this Agreement to which reference is made in this Section 9.19 expressly or impliedly, the following terms have the meanings given to them in this Section 9.19

                  "commencement of the third stage of EMU" means January 1, 1999.

                  "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

                  "EMU legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of the euro.

                  "euro" means the single currency of the participating member states as of the date, for each such participating member state, such participating member state's national currency unit shall be substituted by the euro.

                  "euro unit" means the currency unit of the euro.

                  "national currency unit" means the unit of currency of a participating member state, as defined on the day before the commencement of the third stage of EMU.

                  "participating member state" means each state so described in any EMU legislation, and in particular, as of the commencement of the third stage of EMU, Belgium, Germany, Spain, France, Ireland, Italy, Luxembourg, Netherlands, Austria, Portugal and Finland.

                  "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

                  "Transitional period" means the period beginning on January 1, 1999 and ending on December 31, 2001.

                  (b) The provisions of paragraphs (c) to (j) below (inclusive) shall be effective at and from the commencement of the third stage of EMU, provided, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state on the commencement of the third stage of EMU, such provisions shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

                  (c) Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation, provided, that during the transitional period an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in the national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

                  (d) Any Foreign Currency Loan in the currency of a participating member state shall be made in the euro unit, or, during the transitional period, in a national currency unit requested by the Borrower.

                  (e) With respect to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a "Foreign Currency Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in

                  (i)      Atlanta, Georgia, London and New York City; and

                  (ii) Frankfurt am Main, Germany or any other financial center relating to the relevant national currency unit (or such principal financial center or centers in such participating member state or states as the Administrative Agent may from time to time nominate for this purpose).

                  (f) Sections 2.02(c) and 2.12(a) shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Administrative Agent in immediately, freely transferable, cleared funds to such account with such bank in Frankfurt am Main, Germany (or such other principal financial center in such participating member state as the Administrative Agent may from time to time nominate for this purpose) as the Administrative Agent shall from time to time nominate for this purpose.

                  (g) Any amount payable by the Administrative Agent to the Banks under this Agreement in the currency of a participating member state shall be paid in the euro unit, or, during the transitional period, in a national currency unit in which borrowed.

                  (h) With respect to the payment of any amount denominated in the euro or in a national currency unit, the Administrative Agent shall not be liable to the Borrower or any of the Banks in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which the Borrower or, as the case may be, any Bank shall have specified for such purpose. In this paragraph (h), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

                  (i) If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a participating member state shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; provided, that if any Foreign Currency Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Foreign Currency Loan, at the end of the then current Interest Period.

                  (j) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of the Borrower to the Banks and the Banks to the Borrower under or pursuant to this Agreement.

                  (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify; and

                  (ii) except as expressly provided in this Section 9.19, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

                  (k) The Borrower shall from time to time, at the request of the Administrative Agent, pay to the Administrative Agent for the account of each Bank the amount of any cost or increased cost incurred by, or of any reduction in amount payable to or in the effective return on its capital to, or of interest or other return forgone by, such Bank or any holding company of such Bank as a result of the introduction of, changeover to or operation of the euro in any participating member state.

                  SECTION 9.20.     NO BANKRUPTCY PROCEEDINGS.

                  Each of the Borrower, the Banks and the Administrative Agent agrees that it will not institute against any Designated Bank or join any other Person in instituting against any Designated Bank any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Bank.

               [Signatures are contained on the following pages.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                          RUSSELL CORPORATION                       (SEAL)



                          By: ____________________________________________
                              Eric N. Hoyle
                              Executive Vice President and Chief Financial
                              Officer

                          Russell Corporation
                          3350 Riverwood Parkway
                          Suite 1600
                          Atlanta, Georgia  30339
                          Attention: Chief Financial Officer
                          Telecopier number:      678-742-8995
                          Confirmation number:    678-742-8100

                          RUSSELL EUROPE LIMITED                    (SEAL)


                          By: ____________________________________________
                              Name:
                              Title:

                          Russell Europe Limited
                          c/o Russell Corporation
                          3350 Riverwood Parkway
                          Suite 1600
                          Atlanta, Georgia  30339
                          Attention: Chief Financial Officer
                          Telecopier number:      678-742-8995
                          Confirmation number:    678-742-8100

COMMITMENTS               WACHOVIA BANK, N.A.,
                          as Administrative Agent and as a Bank     (SEAL)



$76,200,000(1)            By: ____________________________________________
                              Title:

                          Lending Office
                          Wachovia Bank, N.A.
                          191 Peachtree Street, N.E.
                          Atlanta, Georgia 30303-1757
                          Attention: Syndications Group
                          Telecopier number:      404-332-1394
                          Confirmation number:    404-332-6971

---------------
(1) Plus the commitment to fund 100% of the Foreign Currency Loans which otherwise would be allocated to Aliant Bank, as provided in Section 2.01(a).

                          SUNTRUST BANK, ATLANTA,
                          As Syndication Agent and as a Bank        (SEAL)


$48,000,000               By: ____________________________________________
                              Title:

                          Lending Office

                          SunTrust Bank, Atlanta
                          303 Peachtree Street, 3rd Floor
                          Atlanta, Georgia 30303
                          Attention: David Penter
                          Telecopier number:      404-575-2594
                          Confirmation number:    404-588-8658

$48,000,000               FIRST UNION NATIONAL BANK,
                          as Documentation Agent and as a Bank      (SEAL)



                          By: ____________________________________________
                              Title:

                          Lending Office

                          First Union National Bank
                          301 South College Street
                          Charlotte, North Carolina 28288
                          Attention: Gary Burkhart
                          Telecopier number:      704-383-7999
                          Confirmation number:    704-374-6613

$48,000,000               AMSOUTH BANK, as a Bank                   (SEAL)



                          By: ____________________________________________
                              Title:

                          Lending Office

                          AmSouth Bank
                          1900 5th Avenue North
                          Birmingham, Alabama 35203
                          Attention: David Simmons
                          Telecopier number:      205-801-0157
                          Confirmation number:    205-326-5924

$25,000,000               THE CHASE MANHATTAN BANK,
                          as a Bank                                 (SEAL)



                          By: ____________________________________________
                              Title:

                          Lending Office

                          The Chase Manhattan Bank
                          111 West 40th Street, 10th Floor
                          New York, New York 10018
                          Attention: Carrie Tio
                          Telecopier number:      212-403-5060
                          Confirmation number:    212-403-5052

$4,800,000                ALIANT BANK                              (SEAL)



                          By: ____________________________________________
                              Title:

                          Lending Office

                          Aliant Bank
                          200 Aliant Parkway
                          Alexander City, Alabama 35010
                          Attention: John J. Thomas
                          Telecopier number:      205-408-2002
                          Confirmation number:    205-408-2003


TOTAL COMMITMENTS

$250,000,000

                                                                    EXHIBIT A-1


                          SYNDICATED DOLLAR LOAN NOTE

                                Atlanta, Georgia
                                October 15, 1999


                  For value received, RUSSELL CORPORATION, an Alabama corporation (the "Borrower"), promises to pay to the order of ___________________________________________________________, a
____________________ (the "Bank"), for the account of its Lending Office, the principal sum of ___________________________________ AND NO/100 DOLLARS
($__________), or such lesser amount as shall equal the aggregate unpaid principal amount of all Syndicated Dollar Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided for Syndicated Dollar Loans in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Syndicated Dollar Loan Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                  All Syndicated Dollar Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Syndicated Dollar Loan Note is one of the Syndicated Dollar Loan Notes referred to in the Credit Agreement dated as of October 15, 1999 among Russell Corporation, Russell Europe Limited, the Banks listed on the signature pages thereof, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Syndicated Dollar Loan Note is collected by law or through an attorney at law.

                  The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

                  IN WITNESS WHEREOF, the Borrower has caused this Syndicated Dollar Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                                  RUSSELL CORPORATION                    (SEAL)



                               By:
                                  ---------------------------------------------
                                  Eric N. Hoyle
                                  Executive Vice President and Chief Financial
                                    Officer

                                  SYNDICATED LOANS AND PAYMENTS OF PRINCIPAL
--------------------------------------------------------------------------------------------------
            BASE RATE OR                           AMOUNT OF
               EURO              AMOUNT            PRINCIPAL           MATURITY           NOTATION
  DATE      DOLLAR LOAN          OF LOAN             REPAID               DATE             MADE BY
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

                                                                    EXHIBIT A-2

                             MONEY MARKET LOAN NOTE

                             As of October 15, 1999


                  For value received, RUSSELL CORPORATION, an Alabama corporation (the "Borrower"), promises to pay to the order of ______________________________________, a _______________ (the "Bank"), for the
account of its Lending Office, the principal sum of ONE HUNDRED TWENTY-FIVE MILLION AND NO/100 DOLLARS ($125,000,000), or such lesser amount as shall equal the aggregate unpaid principal amount of all Money Market Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Money Market Loan Note on the dates and at the rate or rates provided for in the Credit Agreement referred to below. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                  All Money Market Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Money Market Loan Note is one of the Money Market Loan Notes referred to in the Credit Agreement dated as of October 15, 1999 among Russell Corporation, Russell Europe Limited, the Banks listed on the signature pages thereof, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Money Market Loan Note is collected by law or through an attorney at law.

                  The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

                  IN WITNESS WHEREOF, the Borrower has caused this Money Market Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.



                               RUSSELL CORPORATION                       (SEAL)



                               By:
                                  ---------------------------------------------
                                  Eric N. Hoyle
                                  Executive Vice President and Chief Financial
                                    Officer

                  MONEY MARKET LOANS AND PAYMENTS OF PRINCIPAL

                                   MONEY MARKET LOANS AND PAYMENTS OF PRINCIPAL
--------------------------------------------------------------------------------------------------
                                                   AMOUNT OF            STATED
              INTEREST           AMOUNT            PRINCIPAL           MATURITY           NOTATION
  DATE          RATE             OF LOAN             REPAID              DATE              MADE BY
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

                                                                    EXHIBIT A-3

                                SWING LOAN NOTE

                                Atlanta, Georgia
                                October 15, 1999


                  For value received, RUSSELL CORPORATION, an Alabama corporation (the "Borrower"), promises to pay to the order of WACHOVIA BANK, N.A., a national banking association (the "Bank"), for the account of its Lending Office, the principal sum of Fifteen Million and No/100 Dollars ($15,000,000), or such lesser amount as shall equal the aggregate unpaid principal amount of all Swing Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Swing Loan Note at the rate or rates provided for Base Rate Loans or Transaction Rate Loans, as the case may be, on the dates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank of Georgia, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                  All Swing Loans made by the Bank, the respective maturities thereof, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Swing Loan Note is the Swing Loan Note referred to in the Credit Agreement dated as of even date herewith among Russell Corporation, Russell Europe Limited, the Banks listed on the signature pages thereof, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

                  IN WITNESS WHEREOF, the Borrower has caused this Swing Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.




                                  RUSSELL CORPORATION                    (SEAL)



                               By:
                                  ---------------------------------------------
                                  Eric N. Hoyle
                                  Executive Vice President and Chief Financial
                                    Officer

                            LOANS AND PAYMENTS OF PRINCIPAL
--------------------------------------------------------------------------------------
                                     AMOUNT OF
                   AMOUNT OF         PRINCIPAL           MATURITY           NOTATION
  DATE               LOAN             REPAID               DATE             MADE BY
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

                                                                    EXHIBIT A-4

                           FOREIGN CURRENCY LOAN NOTE
                                Atlanta, Georgia
                                October 15, 1999


                  For value received, RUSSELL CORPORATION, an Alabama corporation (the "Borrower"), promises to pay to the order of ____________________________________, a ____________________ (the "Bank"), for
the account of its Lending Office, the aggregate unpaid principal amount of all Foreign Currency Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for Foreign Currency Loans in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the applicable Foreign Currency in immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                  All Foreign Currency Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Foreign Currency Loan Notes referred to in the Credit Agreement dated as of October 15, 1999 among Russell Corporation, Russell Europe Limited, the Banks listed on the signature pages thereof, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Foreign Currency Loan Note is collected by law or through an attorney at law.

                  The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

                  IN WITNESS WHEREOF, the Borrower has caused this Foreign Currency Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.




                                  RUSSELL CORPORATION                    (SEAL)



                               By:
                                  ---------------------------------------------
                                  Eric N. Hoyle
                                  Executive Vice President and Chief Financial
                                    Officer

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO

                              NOTE OF ____________

                             DATED OCTOBER 15, 1999

                   PRINCIPAL         MATURITY OF
                AMOUNT OF LOAN        INTEREST         PRINCIPAL       UNPAID
   DATE          AND CURRENCY          PERIOD         AMOUNT PAID      BALANCE
------------------------------------------------------------------------------











                                                                    EXHIBIT A-5

                           FOREIGN CURRENCY LOAN NOTE
                                Atlanta, Georgia
                                October 15, 1999


                  For value received, RUSSELL EUROPE LIMITED, a United Kingdom corporation (the "Borrower"), promises to pay to the order of ____________________________________, a ____________________ (the "Bank"), for
the account of its Lending Office, the aggregate unpaid principal amount of all Foreign Currency Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for Foreign Currency Loans in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the applicable Foreign Currency in immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                  All Foreign Currency Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Foreign Currency Loan Notes referred to in the Credit Agreement dated as of October 15, 1999 among Russell Corporation, Russell Europe Limited, the Banks listed on the signature pages thereof, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank. as Documentation Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Foreign Currency Loan Note is collected by law or through an attorney at law.

                  The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

                  IN WITNESS WHEREOF, the Borrower has caused this Foreign Currency Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                               RUSSELL EUROPE LIMITED                 (SEAL)



                               By:
                                  ---------------------------------------------
                                  Title

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO

                       NOTE OF__________________________
                             DATED OCTOBER 15, 1999


                  PRINCIPAL         MATURITY OF
               AMOUNT OF LOAN        INTEREST         PRINCIPAL         UNPAID
   DATE         AND CURRENCY          PERIOD         AMOUNT PAID       BALANCE
------------------------------------------------------------------------------











                                                                      EXHIBIT B
                                   OPINION OF
                        Special Counsel of the Borrower


                               October 15, 1999]




To the Banks and the Administrative Agent
Referred to Below
c/o Wachovia Bank, N.A.
as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attn: Syndications Group

                  Re: [$250,000,000.00] Credit Facility to Russell Corporation

Ladies and Gentlemen:

                  We have acted as special counsel to Russell Corporation, an Alabama corporation (the "Borrower"), in connection with the Credit Agreement (the "Credit Agreement") dated as of October 15, 1999, among Russell Corporation, Russell Europe Limited, the banks listed on the signature pages thereof (the "Banks"), Wachovia Bank, N.A., as Administrative Agent (the "Administrative Agent"), Suntrust Bank, Atlanta, as Syndication Agent (the "Syndication Agent"), and First Union National Bank, as Documentation Agent (the "Documentation Agent", and together with the Administrative Agent and the Syndication Agent, the "Agents"). Capitalized terms used herein without definition have the respective meanings attributed thereto in the Credit Agreement.

                  In so acting, we have participated in the preparation of the Credit Agreement and the Notes being delivered to you today. We have also examined and relied upon the accuracy of the representations and warranties as to factual matters contained in and made pursuant to the Credit Agreement and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain matters with respect to our opinion, we have examined, and relied upon the accuracy of, certificates from officers of the Borrower or its Subsidiaries. In all such examinations, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photographic or telecopied copies, and as to certificates, telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. In addition and without limiting the foregoing, we have, with your permission and without any independent investigation, assumed the following in connection with the opinions rendered below:

                  (a) the genuineness of all signatures on the Credit Agreement (other than the signature of the Borrower) and the authority of each of the persons signing the Credit Agreement on behalf of such persons;

                  (b) that the Credit Agreement (i) has been duly authorized, executed and delivered by all parties thereto (other than the Borrower), and
(ii) is valid, binding and enforceable against all parties thereto (other than the Borrower) in accordance with its respective terms;

                  (c) that the Credit Agreement and the Guaranty and the transactions reflected therein or contemplated thereby have been negotiated either entirely outside the State of Alabama or through telephone conversations between the Borrower, located in the State of Alabama, and employees and agents of the Agents and the Banks located outside the State of Alabama; that the Credit Agreement and the transactions reflected therein or contemplated thereby have been executed and delivered, the proceeds of the Notes will be disbursed, and the Notes and the Guaranty will be repaid or otherwise performed, entirely outside the State of Alabama, and with respect to execution only, that the Credit Agreement and the Notes will be signed first by the Borrower outside the State of Alabama and then delivered by the Borrower in the State of Georgia for acceptance and execution by the Banks in the State of Georgia; and that no employee, officer, director or agent of the Agents or the Banks has visited the State of Alabama for the purpose of negotiating, executing or delivering the Credit Agreement although such persons may have visited the State of Alabama for the sole purpose of investigating the business of the Borrower; and

                  (d) that each of the Agents and the Banks is duly qualified to transact business in Alabama or is not required by applicable law to be so qualified as a result of their activities in the State of Alabama other than those actions described in clause (c) above.

                  Whenever opinions set forth herein are based on "our knowledge" or are expressed "to our knowledge", the words "our knowledge" and "to our knowledge" signify that, in the course of our representation of the Borrower, no information has come to the attention of any attorney with this firm who has devoted substantial attention to the transactions contemplated by the Loan Documents which would give such attorney actual knowledge that any such opinions or other matters are not accurate in any material respect. However, we have not undertaken any investigation to determine the existence or absence of such facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise. Further, as used in this opinion, the words "our knowledge" and "to our knowledge" and similar language are intended to be limited to the actual knowledge of the attorneys within our firm who have been directly involved in representing the Borrower in connection with the transactions contemplated by the Loan Documents.

                  Based upon the foregoing and subject to the qualifications, limitations and exceptions set forth herein, we are of the following opinions:

                  1. The Borrower is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Alabama and has all corporate powers required to carry on its business as now conducted.


                  2. The execution, delivery and performance by the Borrower of the Credit Agreement, the Notes and the Guaranty (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Restated Articles of Incorporation or Bylaws of the Borrower, or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon the Borrower, provided that the aggregate outstanding Borrowings under the Credit Agreement do not exceed the limitations thereon contained in any such other agreements or instruments, and (v) to our knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.


                  3. The Credit Agreement, the Notes and the Guaranty being delivered to the Banks today have been duly executed and delivered by duly authorized officers of the Borrower, and, if the substantive laws of the State of Alabama were to be applied in any suit for the enforcement of the rights, powers or remedies under the Credit Agreement, the Notes or the Guaranty, the Credit Agreement, the Notes and the Guaranty would constitute the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as otherwise stated herein and except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws from time to time in effect affecting the enforcement of creditors' rights and remedies generally; (ii) general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), and the availability of the remedies of specific performance, injunctive relief or other equitable remedies limited by statute or subject to the discretion of the court before which such proceedings therefor may be brought, (iii) the effect of federal or state securities laws on the enforceability of provisions relating to indemnification or contribution, (iv) standards of good faith, fair dealing and reasonableness which may be applied by a court to the exercise of certain rights and remedies, and (v) certain laws and judicial decisions of the State of Alabama which may limit the enforceability of certain rights and remedies provided by the Credit Agreement, the Notes or the Guaranty, none of which laws or judicial decisions will render inadequate the rights and remedies to enforce the practical benefits and security provided by such documents.


                  4. Each of Alexander City Flying Service, Inc. and Cross Creek Apparel, Inc. (together, the "Specified Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. DeSoto Mills, Inc. ("DeSoto") is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Specified Subsidiaries and DeSoto has all corporate powers required to carry on its business as now conducted and is qualified and in good standing as a foreign corporation in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the properties owned or leased by it make such qualification necessary, except where the failure to be so qualified does not have and could not reasonably be expected to cause a Material Adverse Effect.


                  5. To our knowledge, except for the suits disclosed in the filings by the Borrower under the Securities Exchange Act of 1934 made prior to the date hereof, there is no action, suit or proceeding pending, or threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect.


                  6. We believe that an Alabama court or a federal court sitting in Alabama as the forum state and applying Alabama conflict of laws rules (in either case an "Alabama Court") would give effect to the designation by the parties of Georgia law as the governing law with respect to the Credit Agreement, the Notes and the Guaranty, provided that the Agents and the Banks carry the burden of proving that the particular provisions of the substantive law of the State of Georgia sought to be applied in such action are the substantive law of the State of Georgia and that the particular law sought to be applied is not contrary to the public policy of the State of Alabama. We are aware of no Alabama statute or case law that indicates that giving effect to the provision of the Credit Agreement, the Notes and the Guaranty designating Georgia law would be against Alabama law or public policy.


                  7. Neither the Borrower nor any of its Subsidiaries in an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


                  8. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.


                  The foregoing opinions are subject to the following qualifications, limitations and exceptions:

                  (a) We express no opinion concerning the title of any party to any real or personal property or the creation, perfection or priority of any lien or security interest granted pursuant to any of the Loan Documents.

                  (b) We have not considered and express no opinion regarding any federal or state securities or blue sky laws or regulations.

                  (c) No opinions are expressed herein regarding any provision of the Loan Documents relating to waivers or which are in the nature of waivers, including, without limitation, (a) any purported waiver under the Loan Documents, or any purported consent thereunder, relating to the rights of any party (including, without limitation, marshaling of assets, choice of or consent to venue, forum or jurisdiction, reinstatement, rights of subrogation, contribution and/or indemnity, right to trial by jury, statutes of limitations and rights of redemption), or duties owing to it, existing as a matter of law or equity, and (b) any provision which purports to waive any right or claim of offset, or any right to assert any defense or counterclaim, or any provision which provides for the transfer of a document or instrument free and clear from all offsets, counterclaims and defenses against the assignor.

                  (d) No opinions are expressed herein regarding any provision of the Loan Documents (i) relating to powers of attorney, releases from liability or exculpation, (ii) which purports to establish evidentiary standards (including provisions regarding the conclusive or presumptive correctness of a person's determination) or to determine rights or obligations on the basis of a person's satisfaction or lack of satisfaction, or discretion, or which provides for resolution of conflicts among two or more provisions of a single document, or two or more documents, (iii) which permits, or purports to permit, a party to select or enforce inconsistent remedies, or (iv) which constitutes, in form or in substance, an agreement, contract or stipulation to confess judgment.

                  (e) In addition, and without limiting the foregoing, we point out that Alabama law may in certain circumstances permit oral amendments, consents and waivers to written contracts despite contractual provisions to the contrary. Finally, we render no opinion as to the legality, validity, binding nature or enforceability of any provision of the Credit Agreement, the Notes or the Guaranty that provides for interest on interest, charges or fees or is in the nature of a penalty; however, while we are aware of no Alabama statute or case law which addresses the issue, we are of the judgment that, were the issue to be presented to an Alabama Court under Alabama law, the existence of any such provisions would not impair the enforceability of the Borrower's obligations to pay the principal of and interest on the Notes or to pay its obligations under the Guaranty.

                  (f) We express no opinion regarding due authorization by, existence of, or validity, binding effect or enforceability as to Russell Europe Limited.

                  The opinions expressed herein are limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement these opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. The opinions expressed herein are further limited in all respects to federal law of the United States and the laws of the State of Alabama, and, with respect to the opinion set forth in paragraph 4 above, the general business corporation law of the State of North Carolina, and no opinion is expressed herein with respect to the laws of any other jurisdiction or to the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Alabama. For purposes of the opinion contained in paragraph 3 above, we have assumed that the laws of the State of Georgia are the same as those of the State of Alabama. We have made no independent investigation of the laws of any other jurisdiction.

                  This opinion is furnished to you for your benefit and the benefit of any permitted Assignee, Participant or other Transferee under the Credit Agreement only, and no other person or entity shall be entitled to rely on this opinion without our express written consent in each instance, except that the law firm of Jones, Day, Reavis & Pogue, in rendering to you its opinion dated of even date herewith concerning the Credit Agreement and the Notes, may rely hereon. Subject to the foregoing, this opinion letter is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with or disclosed to any governmental agency or other person, without our prior written consent except as required otherwise by applicable law, rule, regulation or order of any court or regulatory authority.

                                                       Yours very truly,

                                                                      EXHIBIT C


                                   OPINION OF
                  JONES, DAY, REAVIS & POGUE, SPECIAL COUNSEL
                          FOR THE ADMINISTRATIVE AGENT


                                              October 15, 1999]


To the Banks and the Administrative Agent
Referred to Below
c/o Wachovia Bank, N.A.,
as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attn: Syndications Group

Dear Sirs:

                  We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of October 15, 1999, among Russell Corporation, an Alabama corporation (the "Borrower"), Russell Europe Limited, the banks listed on the signature pages thereof (the "Banks"), Wachovia Bank, N.A., as Administrative Agent (the "Administrative Agent"), Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent, and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

                  This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia which Interpretive Standards are incorporated herein by this reference.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

                  Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement, each of the Notes and the Guaranty by or on behalf of the Borrower, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note and the Guaranty constitutes valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms except as: (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) the enforceability of certain of the remedial, waiver and other provisions of the Credit Agreement, the Notes and the Guaranty may be further limited by the laws of the State of Georgia; provided that such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Credit Agreement, the Notes or the Guaranty, except for the economic consequences of any procedural delay which may result from such laws.

                  In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except the State of Georgia. We express no opinion as to the effect of the compliance or noncompliance of the Administrative Agent or any of the Banks with any state or federal laws or regulations applicable to the Administrative Agent or any of the Banks by reason of the legal or regulatory status or the nature of the business of the Administrative Agent or any of the Banks.

                  This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Assignee, Participant or other Transferee under the Credit Agreement without our prior written consent.

                                              Very truly yours,

                                                                       EXHIBIT D


                           ASSIGNMENT AND ACCEPTANCE
                       Dated ________________ ___, 19____


                  Reference is made to the Credit Agreement dated as of October 15, 1999 (together with all amendments and modifications thereto, the "Credit Agreement") among Russell Corporation, an Alabama corporation (the "Borrower"), Russell Europe Limited, the Banks (as defined in the Credit Agreement), Wachovia Bank, N.A., as Administrative Agent (the "Administrative Agent"), Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent). Terms defined in the Credit Agreement are used herein with the same meaning.

                  __________________________ (the "Assignor") and
 _________________________________________(the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a _______% interest (which on the Effective Date hereof is $__________) in the Assignor's Commitment and a ________ interest (which on the Effective Date hereof is $___________________) in the Syndicated Loans and Money Market Loans [and Swing Loans] owing to the Assignor and a ____% interest in the Notes held by the Assignor (which on the Effective Date hereof is $__________).

         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $__________ and the aggregate outstanding principal amount of Syndicated Loans and Money Market Loans [and Swing Loans] owing to it (without giving effect to assignments thereof which have not yet become effective) is $___________________; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Notes referred to in paragraph 1 above and requests that the Administrative Agent exchange such Notes for new Notes as follows each dated the Effective Date: [a Syndicated Dollar Loan Note in the principal amount of $________________ and a new Foreign Currency Loan Note, each payable to the order of the Assignor,] a Syndicated Dollar Loan Note in the principal amount of $_______________ and a new Foreign Currency Loan Note, each payable to the order of the Assignee, [a Money Market Loan Note payable to the order of the Assignor,] and a Money Market Loan Note payable to the order of the Assignee [and a Swing Loan Note payable to the order of the Assignee].

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action, (viii) makes the representation and warranty contained in
Section 9.18 of the Credit Agreement[, and (ix) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

         4. The Effective Date for this Assignment and Acceptance shall be _______________, _____(the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for execution and acceptance by the Administrative Agent and to the Borrower for execution by the Borrower.

         5. Upon such execution and acceptance by the Administrative Agent [and execution by the Borrower] [IF REQUIRED BY THE CREDIT AGREEMENT], from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Sections 8.03, 9.03 and 9.04 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

         6. Upon such execution and acceptance by the Administrative Agent [and execution by the Borrower] [IF REQUIRED BY THE CREDIT AGREEMENT], from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Administrative Agent directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                                    [NAME OF ASSIGNOR]



                                    By:
                                       --------------------------------------
                                       Title:

                                    [NAME OF ASSIGNEE]


                                    By:
                                       --------------------------------------
                                       Title:


                                    Lending Office:
                                    [Address]

                                    WACHOVIA BANK, N.A.,
                                    As Administrative Agent

                                    By:
                                       --------------------------------------
                                       Title:

                                    RUSSELL CORPORATION
                                    IF REQUIRED BY THE CREDIT AGREEMENT

                                    BY:
                                       --------------------------------------
                                       TITLE:

                                                                    EXHIBIT E-1
                              NOTICE OF BORROWING

                         ----------------- ----, -----

Wachovia Bank, N.A., as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attention: Syndications Group

         Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of October 15, 1999 by and among Russell Corporation and Russell Europe Limited, as Borrower, the Banks from time to time parties thereto, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent.

Gentlemen:

                  Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

                  This Notice of Borrowing is delivered to you pursuant to
Section 2.02 of the Credit Agreement.

                  [The Borrower] [Russell Europe Limited], as the Borrower with respect to Foreign Currency Borrowings]] hereby requests a [Euro-Dollar Borrowing] [Base Rate Borrowing] [Foreign Currency Borrowing] [Swing Loan Borrowing] in the aggregate principal amount of [the Dollar Equivalent of] $__________ to be made on ______________, ______, and for interest to accrue thereon at the rate established by the Credit Agreement for [Euro-Dollar Loans] [Base Rate Loans] [Foreign Currency Loans]. [The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months]].

         The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this _________ day of ______________,
______.

                                RUSSELL CORPORATION
                                [AS AGENT FOR RUSSELL EUROPE LIMITED] [ADD IF APPROPRIATE]

                                By: _________________________________________
                                    Title:

                                                                     EXHIBIT E-2

                      NOTICE OF CONTINUATION OR CONVERSION

                         ---------------------, ------

Wachovia Bank, N.A., as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attention: Syndications Group

         Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of October 15, 1999, by and among Russell Corporation, Russell Europe Limited, the Banks from time to time parties thereto, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent.

Gentlemen:

                  Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

                  This Notice of Continuation or Conversion is delivered to you pursuant to Section 2.04 of the Credit Agreement.

                  With respect to the [Euro-Dollar Loans] [Foreign Currency Loans denominated in [specify Foreign Currency]] in the aggregate amount of [the Dollar Equivalent of] $___________ which has an Interest Period ending on _____________, [the Borrower] [Russell Europe Limited, as the Borrower with respect to Foreign Currency Borrowings]] hereby requests that such loan be [converted to a] [Base Rate Loan] [Euro-Dollar Loan] [continued as a] [Euro-Dollar Loan] [Foreign Currency Loan in the same Foreign Currency]2 in the aggregate principal amount of [the Dollar Equivalent of] $__________ to be made on such date, and for interest to accrue thereon at the rate established by the Credit Agreement for [Base Rate Loans] [Euro-Dollar Loans] [Foreign Currency Loans]. [The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months]].

---------------
1 Note: Foreign Currency Loans may only be continued in the same Foreign Currency, and may not be converted to any other type of Loan.

                  The Borrower has caused this Notice of Continuation or Conversion to be executed and delivered by its duly authorized officer this ______ day of ____________, _____.

                                    RUSSELL CORPORATION
                                     [AS AGENT FOR RUSSELL EUROPE LIMITED] [ADD
                                     IF APPROPRIATE]


                                     By: ---------------------------------------
                                         Title:

                                                                       EXHIBIT F
                             COMPLIANCE CERTIFICATE



                  Reference is made to the Credit Agreement dated as of October 15, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Russell Corporation, Russell Europe Limited, the Banks from time to time parties thereto, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

                  Pursuant to Section 5.01(c) of the Credit Agreement, _____________________, the duly authorized [Chief Financial Officer/Chief Accounting Officer] of the Borrower, hereby (i) certifies to the Administrative Agent and the Banks that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of ____________________, ______, and that no Default is in existence on and as of the date hereof and
(ii) restates and reaffirms that the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof as though restated on and as of this date.

                                     RUSSELL CORPORATION (SEAL)



                                     By:
                                         ------------------------------------
                                         Name and title of [Chief Financial
                                         Officer/Chief Accounting Officer]

1. Consolidations, Mergers and Sales of Assets (Section 5.05)

         The Borrower will not, nor will it permit any Subsidiary to . . . sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment or liquidate or dissolve, provided that

                  (a)      . . .

                  (b)      . . ., and

                  (c) the foregoing limitation on the sale, lease or other transfer of assets, on the discontinuation or elimination of a business line or segment, and on liquidation and dissolution, shall not prohibit (1) the sale of Receivables pursuant to the Receivables Securitization Program, (2) transfers of assets by European Subsidiaries which existed on the Closing Date to new European Subsidiaries as part of the European Reorganization or (3) during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions), or any liquidation or dissolution of a Subsidiary, unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued or Subsidiary to be liquidated or dissolved, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued or Subsidiaries to be liquidated or dissolved, during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, either (x) constituted more than 10% of Consolidated Total Assets at the end of the most recent Fiscal Year immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits during the 4 Fiscal Quarters immediately preceding such Fiscal Quarter, or (3) the liquidation or dissolution of any inactive Subsidiary, or (4) any such action in connection with the Restructuring Program.


        Aggregate assets to be transferred or aggregate assets used in business       $
        line or segment to be discontinued or Subsidiary to be liquidated or           ------------
        dissolved

        Assets transferred and all other assets utilized in all other business
        $              lines or segments discontinued or Subsidiary to be
          ------------
        liquidated or dissolved during current Fiscal Quarter and the immediately preceding 3 Fiscal Quarters

        Sum of (a) and (b)                                                            $
                                                                                       ------------
        Consolidated Total Assets for most recent Fiscal Year immediately
        preceding $            current Fiscal Quarter
                   ------------
        10% of (d)                                                                    $
                                                                                       ------------
               Limitation: (c) may not exceed (e)

                             COMPLIANCE CHECK LIST
                              Russell Corporation

                           ------------------------

                            --------------, -----

        Consolidated Operating Profits during the 4 Fiscal Quarters immediately       $
        preceding current Fiscal Quarter                                               ------------

        10% of (f)                                                                    $
                                                                                       ------------

               Limitation: (c) may not exceed (g)

                             COMPLIANCE CHECK LIST
                              Russell Corporation

                           ------------------------

                            --------------, -----

2.       Investments (Section 5.16)

                  From and after the Closing Date, neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except (i) loans or advances to officers, directors and employees (1) for relocation expenses in connection with the Restructuring Program and (2) for other purposes not exceeding $3,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business in accordance with historical practices existing on the Closing Date; (ii) Investments by the Borrower in a Receivables Subsidiary; (iii) Investments by the Receivables Subsidiary in a Special Purpose Vehicle, consistent with Standard Securitization Undertakings, (iv) loans and advances to a Receivables Subsidiary evidenced by a Purchase Money Note; (v) deposits required by government agencies or public utilities (including pertaining to taxes and other similar charges), (vi) Investments in direct obligations of the United States Government or any agency thereof maturing within one year after the date of Investment, (vii) Investments in certificates of deposit issued by a commercial bank whose credit is satisfactory to the Administrative Agent and in certificates of deposit issued by any banking subsidiary of Wachovia Corporation, AmSouth Bancorporation, SunTrust Banks, Inc., SouthTrust Corporation, Regions Financial Corporation, Synovus Financial Corporation and Aliant National Corporation or any Person who succeeds to all, or substantially all, of the assets or business of any thereof, (viii) Investments in commercial paper rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and in either case maturing within 270 days after the date of acquisition, (ix) Investments in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (x) Investments in variable rate demand bonds maturing or with optional puts within one year or less from the date of acquisition thereof, which, at the time of acquisition by the Borrower or Subsidiary, are rated not lower than A or A-1 by S&P and not lower than A2 or P-1 by Moody's, (xi) Permitted Acquisitions, (xii) minimal capitalization by Russell Corporation of new European Subsidiaries in connection with the European Reorganization and (xiii) other Investments made on a cumulative basis since the Closing Date which do not at any time exceed an aggregate amount outstanding equal to 5% of Consolidated Tangible Net Worth as of the end of the Fiscal Quarter ended immediately prior to the date of measurement; provided, however, immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

                             COMPLIANCE CHECK LIST
                              Russell Corporation

                           ------------------------

                            --------------, -----



                  Aggregate principal amount outstanding of loans or  $
                                                                       ---------
                  advances to officers, directors and employees (other than for relocation expenses in connection with the Restructuring Program) in the ordinary course of business in accordance with historical practices existing on the Closing Date

                          Limitation                                  $3,000,000

                  Other aggregate Investments since the Closing Date  $
                  not permitted by clauses (ii) through (x),           ---------
                  inclusive

                  Consolidated Tangible Net Worth

                          Schedule 3

                  5% of (c)                                           $
                                                                       ---------

                          Limitation (b) may not exceed (d)           $
                                                                       ---------

3.       Priority Debt (Section 5.17)

                  Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, and the Borrower shall not permit any Subsidiary which is not a Borrower or a Guarantor to incur any Debt, except . . . Liens not otherwise permitted by the foregoing paragraphs of this Section securing Debt (other than indebtedness represented by the Notes), and Debt of Subsidiaries not otherwise permitted by paragraph (j), in an aggregate principal amount at any time outstanding not to exceed 15% of Consolidated Tangible Net Worth.

                  Liens not permitted by paragraphs (a) through (i) and (k) through (n) are described below:

                  Description of Lien and Property                 Amount of
                  subject to same                                Debt Secured
                  ---------------                                ------------
                  a.                                             $
                     -----------------------------                -----------
                  b.                                             $
                     -----------------------------                -----------

                             COMPLIANCE CHECK LIST
                              Russell Corporation

                           ------------------------

                            --------------, -----


    c.                                                           $
      -------------------------------------                       ------------
    d.                                                           $
      -------------------------------------                       ------------
    e.                                                           $
      -------------------------------------                       ------------
    f.                                                           $
      -------------------------------------                       ------------

                                      Total                      $
                                                                  ------------

    (b)   Aggregate amount of Debt not permitted by paragraph    $
            (j)                                                   ------------

    (c)   Sum of (a) and (b)                                     $
                                                                  ------------
    (d)   Consolidated Tangible Net Worth                        $
                                                                  ------------
          Schedule 3

    (e)   15% of (d)                                             $
                                                                  ------------

          Limitation:  (c) may not exceed (e)

4.        Limitation on Funded Debt of Borrower. (Section 5.19)

          The Borrower will not create, incur, assume or suffer to exist any Debt having a maturity of one year or more from the date of issuance ("Funded Debt"), except (i) Debt incurred under this Agreement; (ii) Debt in an aggregate amount equal to that in existence on the Closing Date (as it may be refunded, refinanced or replaced, with no increase in principal amount); (iii) Funded Debt which is rated BBB or Baa2 or better by S&P or Moody's and (iv) other Funded Debt in an aggregate amount not exceeding $100,000,000.

                             COMPLIANCE CHECK LIST
                              Russell Corporation

                           ------------------------

                            --------------, -----


        (a)  Funded Debt not permitted by clauses (i), (ii) or (iii) $
                                                                      ----------

             Limitation (a) may not exceed $100,000,000

5.       Debt/EBITDA Ratio (Section 5.20)

           The Debt/EBITDA Ratio will at all times be less than 3.25 to 1.00.

        Consolidated Total Debt                                   $
        Schedule 2                                                 ----------


        Consolidated EBITDA                                       $
        Schedule 1                                                 ----------


        Ratio of (a) to (b)                                       to 1.00
                                                                  -----

             Maximum ratio                                        3.25 to 1.00

6.      Minimum Consolidated Tangible Net Worth (Section 5.21)

          Consolidated Tangible Net Worth will at no time be less than $445,000,000 plus the sum of (i) 50% of the cumulative Reported Net Income of the Borrower and its Consolidated Subsidiaries during any period after the end of any Fiscal Quarter following the Closing Date (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this clause (i), any Fiscal Quarter in which the Reported Net Income of the Borrower and its Consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date, calculated quarterly at the end of each Fiscal Quarter.

        (a)       Consolidated Tangible Net Worth Schedule        $
                                                                   ----------
        (b)       Cumulative Reported Net Income(1) of the
                  Borrower and its Consolidated Subsidiaries      $
                                                                   ----------
        (c)       50% of (b)                                      $
                                                                   ----------
        (d)       cumulative Net Proceeds of Capital Stock
                  received after the Closing Date                 $
                                                                   ----------
        (e)       Sum of $445,000,000, (c) and (d)                $
                                                                   ----------

                  Limitation:  (a) may not be less than (e)

7.       Ratio of Consolidated EBIT to Consolidated Interest Expense (Section
         5.22)

           The ratio of Consolidated EBIT to Consolidated Interest Expense for the Fiscal Quarter just ended and the immediately preceding 3 Fiscal Quarters will at no time be less than 2.5 to 1.0.


            (a)     Consolidated EBIT
                    Schedule 1
            --------------------------------------------------- $
                                                                 -------------

            (b)     Consolidated Interest Expense
                    Schedule 4                                  $
            ---------------------------------------------------  -------------
            (c)     Actual Ratio of (a) to (b)                      to 1.0
            ---------------------------------------------------  ---
                    Limitation (c) must be less than 2.5 to 1.0
            ---------------------------------------------------

--------------
(1) For the purposes of this section the calculation of Reported Net Income excludes any Fiscal Quarter in which the Reported Net Income of the Borrower is its Consolidated Subsidiaries is negative and 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date.

                             COMPLIANCE CHECK LIST
                              Russell Corporation

                           ------------------------

                            --------------, -----

                                                                   Schedule - 1


                             Consolidated EBITDA(1)

       (a)      Consolidated Net Income for:

                            quarter                  $
                        ---         ---               -------------
                            quarter                  $
                        ---         ---               -------------
                            quarter                  $
                        ---         ---               -------------
                            quarter                  $
                        ---         ---               -------------
                   Total                             $
                                                      -------------
       (b)      Consolidated Net Interest Expense for:

                            quarter                  $
                        ---         ---               -------------
                            quarter                  $
                        ---         ---               -------------
                            quarter                  $
                        ---         ---               -------------
                            quarter                  $
                        ---         ---               -------------
                   Total                             $
                                                      -------------
       (c)      Taxes on income for:

                            quarter                  $
                        ---         ---               -------------
                            quarter                  $
                        ---         ---               -------------

---------------
(1) For the purposes of this section the calculation of Reported Net Income excludes any Fiscal Quarter in which the Reported Net Income of the Borrower is its Consolidated Subsidiaries is negative and 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date.

                             COMPLIANCE CHECK LIST
                              Russell Corporation

                           ------------------------

                            --------------, -----



                            quarter                            $
                        ---         ---                         -------------
                            quarter                            $
                        ---         ---                         -------------
                   Total                                       $
                                                                -------------
       (d)      restructuring, relocation and other
                unusual charges incurred in connection
                with the Restructuring Program in Fiscal
                Years 1998 through 2001, not exceeding,
                on a pre-tax basis, (i) $61,078,000 in
                the third Fiscal Quarter of Fiscal Year
                1998, (ii) $13,929,000 in the fourth
                Fiscal Quarter of Fiscal Year 1998,
                (iii) $26,900,800 in the first Fiscal
                Quarter of Fiscal Year 1999, (iv)
                $4,374,500 in the second Fiscal Quarter
                of Fiscal Year 1999 and (v) an aggregate
                of $102,026,000 in the period from and
                including the third Fiscal Quarter of
                Fiscal Year 1999 through the end of
                Fiscal Year 2001; and in any event the
                aggregate of all such charges on an
                after-tax basis shall not exceed
                $125,000,000

       (e)      Depreciation expense for:

                            quarter                            $
                        ---         ---                         -------------
                            quarter                            $
                        ---         ---                         -------------
                            quarter                            $
                        ---         ---                         -------------
                            quarter                            $
                        ---         ---                         -------------
                   Total                                       $
                                                                -------------
       (f)      Amortization expense for:

                            quarter                            $
                        ---         ---                         -------------
                            quarter                            $
                        ---         ---                         -------------

                             COMPLIANCE CHECK LIST
                              Russell Corporation

                           ------------------------

                            --------------, -----





                            quarter                  $
                        ---         ---               -------------
                            quarter                  $
                        ---         ---               -------------
                  Total                              $
                                                      -------------
       (g)      Other non-cash charges for:

                            quarter                  $
                        ---         ---               -------------
                            quarter                  $
                        ---         ---               -------------
                            quarter                  $
                        ---         ---               -------------
                            quarter                  $
                        ---         ---               -------------
                  Total                              $
                                                      -------------
                  TOTAL CONSOLIDATED EBITDA (sum of
                  (a) through (g))                   $
                                                      -------------

                             COMPLIANCE CHECK LIST
                              Russell Corporation

                           ------------------------

                            --------------, -----



                                   Schedule 2

                            CONSOLIDATED TOTAL DEBT



       (1)      obligations for borrowed money(1)                                $
                                                                                  --------------
       (2)      obligations of such Person evidenced by bonds,                   $
                debentures, notes or other similar instruments                    --------------

       (3)      obligations of such Person to pay the deferred                   $
                purchase price of property or services, except                    --------------
                trade accounts payable arising in the
                ordinary course of business

       (4)      obligations as lessee under capital leases                       $
                                                                                  --------------
       (5)      Redeemable Preferred Stock of such Person (in the                $
                event such Person is a corporation)                               --------------

       (6)      principal amounts outstanding and owed to parties other          $
                than the Borrower or any Subsidiary under the items               --------------
                described in clause (a) of the definition of Receivables
                Program Obligations

       (7)      other Debts of the types described in (1) through (6)            $
                above of Persons other than the Borrower or a Consolidated        --------------
                Subsidiary which are Guaranteed by the Borrowers or any
                Consolidated Subsidiary(2)

---------------

(1) Include the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

(2) Include such Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, other than non-recourse Debt of such partnership or unincorporated joint venture.

                             COMPLIANCE CHECK LIST
                              Russell Corporation

                           ------------------------

                            --------------, -----


                                                                     Schedule 3

                        CONSOLIDATED TANGIBLE NET WORTH


       (a)      Stockholders' Equity                                             $
                                                                                  -------------
       (b)      Value as set forth or reflected on the most recent
                consolidated balance sheet of the Borrower and its
                Consolidated Subsidiaries, prepared in accordance with
                GAAP, of the following:

                (1)      Any surplus resulting from any write-up                 $
                         of assets subsequent to July 4, 1999;                    -------------

                (2)      All assets which would be treated as intangible         $
                         assets for balance sheet presentation purposes           -------------
                         under GAAP, including without limitation
                         goodwill (whether representing the excess of
                         cost over book value of assets acquired, or
                         otherwise), trademarks, tradenames, copyrights,
                         patents and technologies, and unamortized debt          $
                         discount and expense                                     -------------

                (3)      To the extent not included in (2), any amount at        $
                         which shares of Capital Stock of the Borrower            -------------
                         appear as an asset on the balance sheet of the
                         Borrower and its Consolidated Subsidiaries

                (4)      Loans or advances to stockholders, directors,           $
                         officers or employees, except(1) for relocation          -------------
                         expenses in connection with the Restructuring
                         Program and (2) for other purposes not
                         exceeding $3,000,000 in the aggregate principal
                         amount outstanding at any time, in each case
                         made in the ordinary course of business in
                         accordance with historical practices existing on
                         the Closing Date

                             COMPLIANCE CHECK LIST
                              Russell Corporation

                           ------------------------

                            --------------, -----



               Total of (1) through (4)                          $
                                                                  -------------

   TOTAL CONSOLIDATED TANGIBLE NET WORTH
   (difference of (a) less (b)                                   $
                                                                  -------------

                             COMPLIANCE CHECK LIST
                              Russell Corporation

                           ------------------------

                            --------------, -----

                                                                    Schedule - 4


                         Consolidated Interest Expense


                Consolidated Net Interest Expense for:

                            quarter                  $
                        ---         ---               -------------
                            quarter                  $
                        ---         ---               -------------
                            quarter                  $
                        ---         ---               -------------
                            quarter                  $
                        ---         ---               -------------
                 Total                               $
                                                      -------------

                                                                      EXHIBIT G


                              RUSSELL CORPORATION

                              CLOSING CERTIFICATE


                  Reference is made to the Credit Agreement (the "Credit Agreement") dated as of October 15, 1999, among Russell Corporation and Russell Europe Limited, as Borrower, the Banks listed therein, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

                  Pursuant to Section 3.01(e) of the Credit Agreement, ______________________________, the duly authorized ____________ of the
Borrower hereby certifies to the Administrative Agent and the Banks that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof.

              Certified as of October 15, 1999.


                                  By:
                                      -----------------------------------------
                                      Printed Name:
                                                    ---------------------------
                                      Title:
                                             ----------------------------------

                                                                      EXHIBIT H

                              RUSSELL CORPORATION

                            SECRETARY'S CERTIFICATE


                  The undersigned, __________________________________,
______________________, Secretary of Russell Corporation, an Alabama corporation (the "Borrower"), hereby certifies that [s]he has been duly elected, qualified and is acting in such capacity and that, as such, [s]he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Credit Agreement dated as of October 15, 1999 among the Borrower, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent, and the Banks listed on the signature pages thereof, that:

                  1. Attached hereto as Exhibit A is a complete and correct copy of the Certificate of Incorporation of the Borrower as in full force and effect on the date hereof as certified by the Secretary of State of the State of Alabama, the Borrower's state of incorporation.

                  2. Attached hereto as Exhibit B is a complete and correct copy of the Bylaws of the Borrower as in full force and effect on the date hereof.

                  3. Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Borrower on ____________ ___, 19___ authorizing the execution and delivery of, the Credit Agreement, the Notes and the other Loan Documents (as such terms are defined in the Credit Agreement) to which the Borrower is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Borrower in connection therewith.

                  4. __________________, who is ______________________ of the
         Borrower signed the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party, was duly elected, qualified and acting as such at the time [s]he signed the Credit Agreement, the Notes and other Loan Documents to which the Borrower is a party, and [his/her] signature appearing on the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party is [his/her] genuine signature.

                  IN WITNESS WHEREOF, the undersigned has hereunto set [his/her] hand as of October 15, 1999.

[SIMILAR CERTIFICATE TO BE PROVIDED AS TO RUSSELL EUROPE LIMITED,
TO THE EXTENT REASONABLY AVAILABLE].

                               ------------------------------------------------

                                                                      EXHIBIT I


                           MONEY MARKET QUOTE REQUEST



Wachovia Bank, N.A., as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attention: Syndications Group

         Re:      Money Market Quote Request

                  This Money Market Quote Request is given in accordance with
Section 2.03 of the Credit Agreement (as amended or modified from time to time, the "Credit Agreement") dated as of October 15, 1999, among Russell Corporation and Russell Europe Limited, as Borrower, the Banks from time to time parties thereto, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent. Terms defined in the Credit Agreement are used herein as defined therein.

                  The Borrower hereby requests that the Administrative Agent obtain quotes for a Money Market Borrowing based upon the following:

                  1. The proposed date of the Money Market Borrowing shall be ______________, 19_____ (the "Money Market Borrowing Date").(1)

                  2. The aggregate amount of the Money Market Borrowing shall be $______________.(2)

                  3. The Stated Maturity Date(s) applicable to the Money Market Borrowing shall be _____ days.(3)

* All numbered footnotes appear on the last page of this Exhibit I.

                                                    Very truly yours,

                                                    RUSSELL CORPORATION



                                                    By:
                                                       -------------------------
                                                       Title:

---------------
(1)        The date must be a Euro-Dollar Business Day
(2) The amount of the Money Market Borrowing is subject to Section 2.03(a) and (b).
(3) The Stated Maturity Dates are subject to Section 2.03(b)(iii). The Borrower may request that up to 2 different Stated Maturity Dates be applicable to any Money Market Borrowing, provided that (i) each such Stated Maturity Date shall be deemed to be a separate Money Market Quote Request and (ii) the Borrower shall specify the amounts of such Money Market Borrowing to be subject to each such different Stated Maturity Date.

                                                                      EXHIBIT J

                               MONEY MARKET QUOTE

Wachovia Bank, N.A., as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attention: Syndications Group

         Re:      Money Market Quote to

                  This Money Market Quote is given in accordance with Section 2.03(c)(ii) of the Credit Agreement (as amended or modified from time to time, the "Credit Agreement") dated as of October 15, 1999, among Russell Corporation and Russell Europe Limited, as Borrower, the Banks from time to time parties thereto, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent. Terms defined in the Credit Agreement are used herein as defined therein.

                  In response to the Borrower's Money Market Quote Request dated ________________, 19___, we hereby make the following Money Market Quote on the following terms:

                  1.       Quoting Bank:

                  2.       Person to contact
                                                               at Quoting Bank:

                  3._________________________ Date of Money Market Borrowing:(1)

                  4. We hereby offer to make Money Market Loan(s) in the following maximum principal amounts for the following Interest Periods and at the following rates:

                   MAXIMUM                           STATED
                  PRINCIPAL                         MATURITY                        RATE
                   AMOUNT(2)                         DATE(3)                      PER ANNUM(4)
                  ----------                        --------                      ------------


                  We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Money Market Loan(s) for which any offer(s) [is] [are] accepted, in whole or in part (subject to the last sentence of Section 2.03(c)(i) of the Credit Agreement).

                                                Very truly yours,

                                                [Name of Bank]


                                                By:
                                                   ----------------------------
                                                   Authorized Officer
Dated:
      ---------

---------------
(1)    As specified in the related Money Market Quote Request
(2) The principal amount bid for each Stated Maturity Date may not exceed the principal amount requested. Money Market Quotes must be made for at least [$5,000,000] or a larger integral multiple of [$1,000,000].
(3)    The Stated Maturity Dates are subject to Section 2.03(b)(iii).
(4)    Subject to Section 2.03(c)(ii)(C).

                                                                      EXHIBIT K

                         Form of Designation Agreement

                       Dated __________________, _______

                  Reference is made to that certain Credit Agreement dated as of October 15, 1999 (as amended prior to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among Russell Corporation and Russell Europe Limited, as the Borrower, the Banks parties thereto, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

                  [NAME OF DESIGNATING BANK] (the "Designating Bank") and [NAME OF DESIGNEE] (the "Designee") agree as follows:

                  1. Pursuant to Section 9.08(h) of the Credit Agreement, the Designating Bank hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Money Market Loans pursuant to Section 2.03(h) of the Credit Agreement. Any assignment by Designating Bank to Designee of its rights to make a Money Market Loan pursuant to such Section 2.03(h) shall be effective at the time of the funding of such Money Market Loan and not before such time.

                  2. Except as set forth in Section 7, below, the Designating Bank makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and
         (b) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

                  3. The Designee (a) confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in Sections 4.04 and 5.01(a) and (b) (for periods for which such financial statements are available) of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Administrative Agent, the Designating Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (c) confirms that it is a Designated Bank; (d) appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under any Loan Document as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Bank.

                  4. The Designee hereby appoints the Designating Bank as Designee's agent and attorney in fact and grants to the Designating Bank an irrevocable power of attorney, coupled with an interest, to receive payments made for the benefit of Designee under the Credit Agreement, to deliver and receive all communications and notices under the Credit Agreement and other Loan Documents and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consent of amendments to or under the Credit Agreement or other Loan Documents. Any document executed by such agent on the Designee's behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designee. The Borrower, the Administrative Agent and each of the Banks may rely on and are beneficiaries of the preceding provisions.

                  5. Following the execution of this Designation Agreement by the Designating Bank and its Designee, it will be delivered to the Borrower for acknowledgment and to the Administrative Agent for acknowledgment and recording by the Administrative Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acknowledgment hereof by the Administrative Agent, unless otherwise specified on the signature page thereto.

                  6. The Designating Bank and, by execution of their respective acknowledgments below, the Borrower and the Administrative Agent, each hereby (i) acknowledges that the Designee is relying on the non-petition provisions of Section 9.20 of the Credit Agreement as agreed to by all signatories thereto and (ii) reaffirms that it will not institute against the Designee or join any other Person in instituting against the Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law for one year and one day after the payment in full of the latest maturing commercial paper note issued by the Designee.

                  7. The Designating Bank unconditionally agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or mature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designee, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Designee hereunder or thereunder, provided that the Designating Bank shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

                  8. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Money Market Loans as a Designated Bank pursuant to Section 2.03(h) of the

         Credit Agreement and the rights and obligations of a Designated Bank related thereto; provided, however, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designee which is not otherwise required to repay obligations of the Designee Bank which is not otherwise required to repay obligations of the Designee Bank which re then due and payable. Notwithstanding the foregoing, the Designating Bank shall be and remain obligated to the Borrower, the Administrative Agent and the Banks for each and every of the obligations of the Designee and the Designating Bank with respect to the Credit Agreement, including, without limitation, any indemnification obligations under Section 7.05 of the Credit Agreement and any sums otherwise payable to the Borrower by the Designee.

                  9. This Designation Agreement shall be governed by and construed in accordance with the laws of the State of [GEORGIA][NEW YORK][OTHER JURISDICTION CHOSEN BY DESIGNATING BANK AND DESIGNATED BANK].

                  10. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

                  IN WITNESS WHEREOF, the Designating Bank and the Designee intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

                                            [NAME OF DESIGNATING BANK]
                                            as Designating Bank

                                            By:
                                               --------------------------------
                                               Title:

                                            [NAME OF DESIGNEE], as Designee

                                            By:
                                              --------------------------------
                                               Title:

                                            Lending Office (and for notices):

                                            -----------------------------------

                                            -----------------------------------

                                            -----------------------------------


Acknowledged this ____ day                  Acknowledged this ____ day
of ______________ ____, ____                of ______________ __, ____
(the Effective Date)

WACHOVIA BANK, NA
                                            -----------------------------------
As the Administrative Agent                 as the Borrower


By:                                         By:
   --------------------------------            --------------------------------
   Title                                       Title:

                                                                      EXHIBIT L

                                    GUARANTY

                  THIS GUARANTY (this "Guaranty") is made as of October 15, 1999, by RUSSELL CORPORATION, an Alabama corporation (the "Guarantor) in favor of the Administrative Agent, for the ratable benefit of the Banks, under the Credit Agreement referred to below;


                             W I T N E S S E T H :

                  WHEREAS, Russell Corporation (the Guarantor") and Russell Europe Limited, as a Borrower only with respect to Foreign Currencies (the Foreign Currency Borrower"), Wachovia Bank, N.A., as Administrative Agent (the "Administrative Agent"), SunTrust Bank, Atlanta, as Syndication Agent, First Union National Bank., as Documentation Agent and certain other Banks from time to time party thereto have entered into a certain Credit Agreement dated as October 15, 1999 (as amended as of the date hereof and as it may be amended or modified further from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Banks to the Foreign Currency Borrower which will the benefit the Guarantor;

                  WHEREAS, it is required under Section 3.01 of the Credit Agreement that the Guarantor execute and deliver this Guaranty whereby it shall guarantee the payment when due of all principal, interest and other amounts that shall be at any time payable by the Foreign Currency Borrower under the Credit Agreement, the Foreign Currency Loan Notes and the other Loan Documents executed by it; and

                  WHEREAS, in consideration of the ownership of the Foreign Currency Borrower by the Guarantor, and in order to induce the Banks and the Administrative Agent to enter into and maintain the credit facilities under the Credit Agreement, the Guarantor is willing to guarantee the obligations of the Foreign Currency Borrower under the Credit Agreement, the Notes and the other Loan Documents executed by it;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. DEFINITIONS. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

                  SECTION 2. THE GUARANTY. The Guarantor hereby unconditionally guarantees (i) the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Foreign Currency Loan Note issued by the Foreign Currency Borrower pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Foreign Currency Borrower under the Credit Agreement, including, without limitation, all Foreign Currency Loans made to the Foreign Currency Borrower and interest thereon, and (ii) the timely performance of all other obligations of the Foreign Currency Borrower under the Credit Agreement and the other Loan Documents executed by it (all of the foregoing obligations being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Foreign Currency Borrower to pay punctually any such amount or perform such obligations, the Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, the relevant Note or the relevant Loan Document, as the case may be, or perform such obligation in accordance with the terms and conditions therefor specified in the Credit Agreement or the other Loan Documents, and pay all costs of collection, including reasonable attorneys fees; provided that, notwithstanding the provisions of O.C.G.A. ss. 13-1-11(a)(2) to the contrary, the Guarantor shall not be obligated to pay more than the attorneys fees actually incurred in connection with such collection.

                  SECTION 3. GUARANTY UNCONDITIONAL. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                           (i)      any extension, renewal, settlement,
         compromise, waiver or release in respect of any obligation of the Foreign Currency Borrower under the Credit Agreement, any Note, or any other Loan Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Guaranteed Obligations;

                           (ii)     any modification or amendment of or
         supplement to the Credit Agreement, any Note, or any other Loan
         Document;

                           (iii) any release, nonperfection or invalidity of any direct or indirect security, if any, for any obligation of the Foreign Currency Borrower under the Credit Agreement, any Note, any Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations;

                           (iv) any change in the partnership structure or ownership of the Foreign Currency Borrower or corporate structure or ownership of any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Foreign Currency Borrower, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Foreign Currency Borrower, or any other guarantor of any of the Guaranteed Obligations;

                           (v) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Foreign Currency Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim

                           (vi) any invalidity or unenforceability relating to or against the Foreign Currency Borrower, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any other Guarantee, or the lack of legal existence of the Foreign Currency Borrower, or any provision of applicable law or regulation purporting to prohibit or make illegal the payment by the Foreign Currency Borrower, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Foreign Currency Borrower under the Credit Agreement, the Notes, or any other Loan Document, or the performance of any other obligation or undertaking of the Foreign Currency Borrower under the Credit Agreement, any other Loan Document, or any other Guarantee or otherwise making any of the Guaranteed Obligations irrecoverable from the Foreign Currency Borrower for any reason; or

                           (vii) any law, regulation, order, decree or directive (whether or not having the force of law) or any interpretation thereof, now or hereafter in effect in any jurisdiction, that purports to modify any of the terms of or rights of any Bank with respect to any Guaranteed Obligation or under the Credit Agreement or any other Loan Document or this Guaranty, including without limitation any law, regulation, order, decree or directive or interpretation thereof that purports to require or permit the satisfaction of any Guaranteed Obligation other than strictly in accordance with the terms of the Credit Agreement or any other Loan Document (such as by the tender of a currency other than the relevant Foreign Currency) or that restricts the procurement of the Foreign Currency by the Foreign Currency Borrower or the Guarantor, or any agreement, whether or not signed by or on behalf of any Bank, in connection with the restructuring or rescheduling of public or private obligations in any Borrower's country, whether or not such agreement is stated to cause or permit the discharge of the Guaranteed Obligations prior to the final payment in full of the Guaranteed Obligations in the relevant Foreign Currency in strict accordance with the Credit Agreement or other Loan Documents

                           (viii) any other act or omission to act or delay of any kind by the Foreign Currency Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor's obligations hereunder.

                  SECTION 4. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Foreign Currency Borrower under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Foreign Currency Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                  SECTION 5. WAIVER OF NOTICE BY THE GUARANTOR. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Foreign Currency Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

                  SECTION 6. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Foreign Currency Borrower under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Foreign Currency Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the Required Banks.

                  SECTION 7. NOTICES. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of Section 9.01 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice, 3 Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, in each case given or addressed as aforesaid.

                  SECTION 8. NO WAIVERS. No failure or delay by the Administrative Agent or any Banks in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 9. SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of the Administrative Agent and the Banks and their respective successors and assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty may not be assigned by the Guarantor without the prior written consent of the Administrative Agent and the Required Banks, and shall be binding upon the Guarantor and its successors and permitted assigns.

                  SECTION 10. CHANGES IN WRITING. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Administrative Agent, with the consent of the Required Banks.

                  SECTION 11. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. EACH OF THE GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 12. TAXES, ETC. All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority pursuant and subject to the provisions of Section 2.13(c) of the Credit Agreement, the terms of which are incorporated herein by reference as to the Guarantor as fully as if set forth herein, and for such purposes, the rights and obligations of the Foreign Currency Borrower under such Section shall devolve to the Guarantor as to payments required to be made by the Guarantor hereunder.

                   SECTION 13. FAILURE TO PAY IN FOREIGN CURRENCY. If the Guarantor is unable for any reason to effect payment in a relevant Foreign Currency as required by this Guaranty or if the Guarantor shall default in the Foreign Currency, each Bank may, through the Administrative Agent, require such payment to be made in Dollars in the Dollar Equivalent amount of such payment. In any case in which the Guarantor shall make such payment in Dollars, the Guarantor agrees to hold the Banks harmless from any loss incurred by the Banks arising from any change in the value of Dollars in relation to such Foreign Currency between the date such payment became due and the date of payment thereof.

                  SECTION 14. JUDGMENT CURRENCY. If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any Foreign Currency into any other currency, the rate of exchange used shall be the Administrative Agent's spot rate of exchange for the purchase of the Foreign Currency with such other currency at the close of business on the Foreign Currency Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the Guarantor in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise be discharged only to the extent that on the Foreign Currency Business Day following receipt by the Administrative Agent of any payment in a currency other than the relevant Foreign Currency the Agent is able (in accordance with normal banking procedures) to purchase the relevant Foreign Currency with such other currency. If the amount of the relevant Foreign Currency that the Administrative Agent is able to purchase with such other currency is less than the amount due in the relevant Foreign Currency, notwithstanding any judgment or order, the Guarantor shall indemnify the Banks for the shortfall.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the date first above written.


                                    RUSSELL CORPORATION

                                 By:
                                    --------------------------------------------
                                    Eric N. Hoyle
                                    Executive Vice President and Chief Financial
                                       Officer

                                                                  SCHEDULE 4.08

                      SUBSIDIARIES OF RUSSELL CORPORATION

                                                   JURISDICTION OF
                                                   INCORPORATION
NAME OF SUBSIDIARY                                 OR FORMATION
------------------                                 ------------
Cross Creek Holdings, Inc.                         Delaware
Cross Creek Apparel, Inc.                          North Carolina
Eagle R Holdings Limited                           United Kingdom
Russell Europe Limited                             United Kingdom
Citygate Textiles Limited                          United Kingdom
Russell Athletic, Inc.                             Georgia
Russell Athletic West, Inc.                        Nevada
Alexander City Flying Service, Inc.                Alabama
Russell Servicing Co., Inc.                        Alabama
Russell Development Corporation                    Georgia
Russell Apparel LLC                                Alabama
DeSoto Mills, Inc.                                 Alabama
Russell Germany GmbH                               Germany
Russell France SARL                                France
Russell Spain, S.L.                                Spain
Russell Italy Srl                                  Italy
Russell Corp. Canada Ltd.                          Canada
Russell CZ s.r.o.                                  Czech Republic
Russell Corp. Far East, Ltd.                       Hong Kong
Russell Mexico S.A. de C.V.                        Mexico
Russell Corp. Australia Pty. Ltd.                  Australia
Russell Foreign Sales, Ltd.                        Barbados
Russell Corp. Bangladesh Limited                   Bangladesh
Jerzees de Honduras S.A. de C.V.                   Honduras
Russell do Brasil Ltda.                            Brazil
Jerzees Yucatan S.A. de C.V.                       Mexico
Russell Financial Services, Inc.                   Tennessee
Russell Asset Management Inc.                      Delaware
RINTEL Properties, Inc.                            Delaware
Servicios Russell S.A. de C.V.                     Mexico
Jerzees Campeche S.A. de C.V.                      Mexico
RU Servicios S.A. de C.V.                          Honduras
Cross Creek de Honduras S.A. de C.V.               Honduras
Russell Japan KK                                   Japan

                                      146